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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Soliciting Material under §240.14a-12

Extraction Oil & Gas, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MESSAGE FROM THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

To our Stockholders:

        We are pleased to invite you to attend the annual meeting of stockholders of Extraction Oil & Gas, Inc. on Tuesday, May 15, 2019 at 8:30 a.m., Mountain Time. This year's annual meeting will be a virtual meeting of stockholders, conducted via live audio webcast. You will be able to attend the annual meeting of stockholders online and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/XOG2019. You will also be able to vote your shares electronically at the annual meeting.

        We are embracing the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. Hosting a virtual meeting enables increased stockholder attendance and participation from locations around the world.

        Further details about how to attend the meeting online, submit questions before or during the meeting, and information on the business to be conducted at the annual meeting are included in the accompanying Notice of Annual Meeting and proxy statement.

        We are providing access to our proxy materials online under the U.S. Securities and Exchange Commission's "notice and access" rules. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of this proxy statement and our 2018 Annual Report. The notice contains instructions on how to access documents online. The notice also contains instructions on how stockholders can receive a paper copy of our materials, including this proxy statement, our 2018 Annual Report, and a form of proxy card or voting instruction card. Those who do not receive a notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy by mail unless they have previously requested delivery of materials electronically. This distribution process is more resource- and cost-efficient.

        Your vote is important. Regardless of whether you participate in the annual meeting, we hope you vote as soon as possible. You may vote by proxy online or by phone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card. Voting online or by phone, written proxy or voting instruction card ensures your representation at the annual meeting regardless of whether you attend the virtual meeting.

        Thank you for your ongoing support of, and continued interest in, Extraction Oil & Gas, Inc.

Sincerely,

Mark A. Erickson Chairman and Chief Executive Officer

EXTRACTION OIL & GAS, INC.
370 17th Street, Suite 5300
Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the stockholders of Extraction Oil & Gas, Inc.:

        Notice is hereby given that the 2019 Annual Meeting of Stockholders of Extraction Oil & Gas, Inc. (the "Company") will be held virtually, conducted via live audio webcast on May 15, 2019, at 8:30 a.m. Mountain Time (the "Annual Meeting"). You will be able to attend the Annual Meeting online and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/XOG2019. You will also be able to vote your shares electronically at the Annual Meeting. We believe that a virtual shareholder meeting provides greater access to those who may want to attend and therefore have chosen a virtual meeting over an in-person meeting.

        We have elected to deliver our proxy materials to our shareholders over the Internet in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). We believe that this delivery process reduces our environmental impact and lowers the costs of printing and distributing our proxy materials without impacting our shareholders' timely access to this important information. On April 5, 2019, we will send a Notice of Internet Availability of Proxy Materials (the "Notice") to our shareholders, which contains instructions on how to access our proxy statement for our 2019 Annual Meeting and our 2018 Annual Report on Form 10-K. The Notice also provides instructions on how to vote by telephone or through the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.

        The Annual Meeting is being held for the following purposes:

          1.     To elect the three Class III directors, set forth in this proxy statement, each for a term of three years.

          2.     To ratify the appointment of PricewaterhouseCoopers, LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2019.

          3.     To approve the amendment and restatement of our 2016 Long Term Incentive Plan, including to increase shares reserved for issuance.

          4.     To consider an advisory vote on executive compensation.

          5.     To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        Each outstanding share of the Company's common stock (NASDAQ: XOG) entitles the holder of record at the close of business on March 18, 2019, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO VIRTUALLY ATTEND THE ANNUAL MEETING, YOU MAY STILL VOTE YOUR SHARES ELECTRONICALLY AT THE ANNUAL MEETING, EVEN THOUGH YOU HAVE PREVIOUSLY VOTED OR RETURNED YOUR PROXY BY ANY OF THE METHODS DESCRIBED IN OUR PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.

        All stockholders are extended a cordial invitation to attend the meeting.

By Order of the Board of Directors,

Eric J. Christ Vice President, General Counsel & Corporate Secretary
Denver, Colorado April 5, 2019

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Stockholders to Be Held on May 15, 2019, at 8:30 a.m. Mountain Time. The proxy statement and 2018 Annual Report are available at www.proxyvote.com. You will be asked to enter the control number located on your Notice.

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EXTRACTION OIL & GAS, INC.
370 17th Street, Suite 5300
Denver, Colorado 80202

PROXY STATEMENT
2019 ANNUAL MEETING OF STOCKHOLDERS

        The Board of Directors (the "Board of Directors" or the "Board") of Extraction Oil & Gas, Inc. (the "Company") requests your proxy for the 2019 Annual Meeting of Stockholders that will be held on May 15, 2019, which will be a virtual meeting of stockholders, conducted via live audio webcast, at 8:30 a.m. Mountain Time (the "Annual Meeting"). You will be able to attend the annual meeting of stockholders online and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/XOG2019. You will also be able to vote your shares electronically at the annual meeting.

        By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting. The Board has made this proxy statement (the "Proxy Statement"), proxy card, the accompanying Notice of Annual Meeting of Stockholders and the Company's 2018 Annual Report on Form 10-K available on the Internet at www.proxyvote.com. The date on which these proxy materials and the Company's 2018 Annual Report are first being made available to stockholders is April 5, 2019.

ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

        The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

Proposals to be Voted Upon at the Annual Meeting

        At the Annual Meeting, our stockholders will be asked to consider and vote upon the following four proposals:

  •
  Proposal ONE: To elect the three Class III directors to the Board set forth in this Proxy Statement, each of whom will hold office until the 2022 Annual Meeting of Stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal.

  •
  Proposal TWO: To ratify the appointment of PricewaterhouseCoopers, LLP ("PwC") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019.

  •
  Proposal THREE: To approve the amendment and restatement of our 2016 Long Term Incentive Plan, including to increase the number of authorized shares of common stock available and reserved for issuance under such plan by 12,000,000 shares to an aggregate of 32,200,000 shares.

  •
  Proposal FOUR: To approve, on an advisory basis, the compensation of our Named Executive Officers (as defined below).

        In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. Management is presently aware of no other business to come before the Annual Meeting.

Recommendation of the Board

        The Board unanimously recommends that you vote FOR the election of each of the nominees (Proposal ONE), FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the auditors of the Company for the fiscal year ending December 31, 2019 (Proposal TWO), FOR the approval of the amendment and restatement of our 2016 Long Term Incentive Plan, including to increase the number of authorized shares of common stock available and reserved for issuance under such plan by 12,000,000 shares to an aggregate of 32,200,000 shares (Proposal THREE) and FOR the approval, on an advisory basis, of the executive compensation of the Named Executive Officers (Proposal FOUR).

Voting at the Annual Meeting

        The Company's common stock, par value $0.01 per share (the "Common Stock"), is the only class of securities that entitles holders to vote generally at meetings of the Company's stockholders. Each stockholder of record at the close of business on March 18, 2019 (the "Record Date"), is entitled to vote at the Annual Meeting. Holders of the Common Stock will vote together on all matters presented at the Annual Meeting. Each share of Common Stock outstanding on the Record Date entitles the holder to one vote at the Annual Meeting.

        If on the Record Date you hold shares of our Common Stock that are represented by stock certificates or registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares. Broadridge Financial Solutions ("Broadridge") is sending these proxy materials directly to you on our behalf. As a stockholder of record, you may vote at the Annual Meeting, which will be held virtually, or by proxy. Whether or not you plan to attend the virtual Annual Meeting, you may vote by Internet by following the instructions on the proxy card you received. You may also vote by signing and submitting your proxy card or by submitting your vote by telephone by calling the number provided on the proxy card you received. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by way of the Internet, by telephone or by filling out and returning the proxy card in the enclosed envelope. If you submit a proxy but do not give voting instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated in this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (a) delivering a written notice of revocation addressed to Extraction Oil & Gas, Inc., Attn: General Counsel, 370 17th Street, Suite 5300, Denver, Colorado 80202, (b) a duly executed proxy bearing a later date, (c) voting again by Internet or by telephone or (d) attending the virtual Annual Meeting and voting during the meeting. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the virtual Annual Meeting will not cause your previously granted proxy to be revoked unless you vote or specifically so request.

        If on the Record Date you hold shares of our Common Stock in an account with a brokerage firm, bank or other nominee, then you are a beneficial owner of the shares and hold such shares in "street name," and these proxy materials will be provided to you by that organization. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in their account, and the nominee has enclosed or provided voting instructions for you to use in directing it how to vote your shares. The nominee that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the virtual Annual Meeting and you would need to instruct your brokerage or bank as to your vote prior to the Annual Meeting. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted.

        If you are a beneficial owner and do not vote, and your broker, bank or other nominee does not have discretionary power to vote your shares, your shares may constitute "broker non-votes." Shares that constitute broker non-votes will be counted for the purpose of establishing a quorum at the Annual Meeting, but will only be taken into account in determining the outcome of a proposal for which brokers have discretionary authority, as discussed below. Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. If you receive more than one copy or notice of proxy materials, it is because your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on the respective proxy card or voting instructions received to ensure that all of your shares are voted.

        A complete list of the stockholders of record entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting at our corporate offices at 370 17th Street, Suite 5300, Denver, Colorado 80202. The list of stockholders will also be available for stockholders during the Annual Meeting through the link www.virtualshareholdermeeting.com/XOG2019.

Quorum Requirement for the Annual Meeting

        The presence at the Annual Meeting, whether in person or by valid proxy, of the persons holding a majority of shares of Common Stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 169,314,622 shares of Common Stock outstanding, held by 60 stockholders of record. Abstentions (i.e., if you or your broker mark "ABSTAIN" on a proxy) and broker non-votes will be considered to be shares present at the meeting for purposes of a quorum. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because the broker (a) does not receive voting instructions from the beneficial owner and (b) lacks discretionary authority to vote the shares. Brokers and other nominees have discretionary authority to vote on ratification of our independent public accounting firm for clients who have not provided voting instructions. However, without voting instructions from their clients, they cannot vote on "non-routine" proposals, including the election of directors.

Required Votes

        Election of Directors.    Each director will be elected by the affirmative vote of the plurality of the votes cast by stockholders entitled to vote on the election of directors at the Annual Meeting. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors.

        Ratification of our Independent Public Accounting Firm.    Approval of the proposal to ratify the Audit Committee's appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2019, requires the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Brokers have the discretion to vote on this proposal if they do not receive voting instructions from the beneficial owner, and abstentions will have the effect of a vote against this proposal.

        Amendment and Restatement of our 2016 Long Term Incentive Plan.    Approval of the proposal to amend our 2016 Long Term Incentive Plan requires the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Annual

Meeting and entitled to vote. Abstentions and broker non-votes are not taken into account in determining the outcome of the proposal to amend and restate our 2016 Long Term Incentive Plan.

        Advisory (Non-Binding) Vote on Executive Compensation.    Approval, on an advisory basis, of the compensation of our Named Executive Officers requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Brokers have the discretion to vote on this proposal if they do not receive voting instructions from the beneficial owner, and abstentions will have the effect of a vote against this proposal.

Solicitation of Proxies

        We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock. We may solicit proxies by mail, personal interview, telephone or via the Internet through our officers, directors and other management employees, who will receive no additional compensation for their services.

Default Voting

        A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy but do not indicate any voting instructions, your shares will be voted FOR each of the director nominees listed in Proposal ONE, FOR Proposal TWO, FOR Proposal THREE and FOR Proposal FOUR.

        If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

        Extraction Oil & Gas Holdings, LLC, a Delaware limited liability company and our accounting predecessor, was formed on May 29, 2014, by PRE Resources, LLC ("PRE"), as a holding company with no independent operations. Extraction Oil & Gas, LLC, was a wholly owned subsidiary of Extraction Oil & Gas Holdings, LLC. In connection with the consummation of our initial public offering (the "IPO"), Extraction Oil & Gas Holdings, LLC was merged with and into Extraction Oil & Gas, LLC, and Extraction Oil & Gas, LLC converted from a Delaware limited liability company into a Delaware corporation, Extraction Oil & Gas, Inc. On October 11, 2016, a registration statement filed on Form S-1 with the SEC relating to shares of our Common Stock was declared effective. The IPO closed on October 17, 2016. In this Proxy Statement, the terms "the Company," "we," "us," "our" and similar terms when used in the present tense, prospectively or for historical periods since October 17, 2016, refer to Extraction Oil & Gas, Inc. and its subsidiaries, and for historical periods prior to October 17, 2016, refer to Extraction Oil & Gas Holdings, LLC, and its subsidiaries, unless the context indicates otherwise.

 PROPOSAL ONE:
ELECTION OF DIRECTORS

        At the recommendation of the Nominating and Governance Committee, the Board of Directors has nominated the following individuals for election as Class III directors of the Company, to serve for three-year terms beginning at the Annual Meeting and expiring at the 2022 Annual Meeting of the Stockholders, and until either they are re-elected or their successors are elected and qualified:

Mark A. Erickson
Donald L. Evans
Peter A. Leidel

        Messrs. Erickson, Evans and Leidel are currently serving as directors of the Company. If Messrs. Erickson, Evans and Leidel are elected to the Board of Directors, the size of the Board will remain at eight members. Biographical information for each nominee is contained in the "Directors and Executive Officers" section below.

        The Board of Directors has no reason to believe that its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company's directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board of Directors recommends.

Vote Required

        The election of directors in this Proposal ONE requires the affirmative vote of a plurality of the votes cast by stockholders entitled to vote on the election of directors. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on director elections.

Recommendation

        The Board of Directors unanimously recommends that stockholders vote FOR the election of each of the nominees.

DIRECTORS AND EXECUTIVE OFFICERS

        After the Annual Meeting, assuming the stockholders elect the nominees of the Board of Directors as set forth in "Proposal ONE: Election of Directors" above, the Board of Directors of the Company will be, and the executive officers of the Company are:

Name	Age	Position
Mark A. Erickson(4)	59	Chief Executive Officer and Chairman
Matthew R. Owens(4)	32	President and Director
Russell T. Kelley, Jr.	43	Chief Financial Officer
Tom L. Brock	46	Vice President, Chief Accounting Officer
Eric J. Christ	39	Vice President, General Counsel and Corporate Secretary
Marvin M. Chronister(1)(2)(3)	68	Director
Donald L. Evans(1)(4)	72	Director
John S. Gaensbauer	48	Director
Peter A. Leidel(2)(3)(4)	62	Director
Wayne W. Murdy(1)(3)	74	Director
Patrick D. O'Brien(2)(3)(4)	70	Director

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Nominating and Governance Committee

(4)
Member of the Executive Committee

        The Company's Board of Directors currently consists of eight members, and if the stockholders elect Messrs. Erickson, Evans and Leidel to the Board, the Board will continue to consist of eight members. The Company's directors are divided into three classes serving staggered three-year terms. Each year, the directors of one class stand for re-election as their terms of office expire. Messrs. Owens, Murdy and Gaensbauer are designated as Class I directors, and their terms of office will expire in 2020. Messrs. O'Brien and Chronister are designated as Class II directors, and their terms of office will expire in 2021. Messrs. Erickson, Evans and Leidel are designated as Class III directors and, assuming the stockholders elect them to the Board as set forth in "Proposal ONE: Election of Directors" above, their terms of office expire in 2022.

        Set forth below is biographical information about each of the Company's executive officers, directors and nominees for director.

        Mark A. Erickson—Chief Executive Officer and Chairman.    Mr. Erickson is our Chairman, CEO and co-founder. From 2010 to 2014, he served as Chairman and CEO of Denver-based PRE Resources, LLC ("PRE"), a privately held oil and gas exploration and development company, where he remains as Chairman of the Board. From 2001 to 2010, Mr. Erickson served as CEO, President and Director of publicly traded Gasco Energy, Inc. ("Gasco Energy"), a Uinta Basin-focused oil & gas company which he co-founded. Mr. Erickson served as President of Pannonian Energy Inc. from mid-1999 until it merged with Gasco Energy in February 2001. In late 1997, Mr. Erickson co-founded Pennaco Energy, Inc. ("Pennaco"), a publicly traded oil and gas company with properties in Wyoming's Powder River Basin. He served as an officer and director of Pennaco from its inception until mid-1999. Mr. Erickson is currently a director of Thunder Basin Resources, LLC ("Thunder Basin"), a position he has held since April 2017. Mr. Erickson began his career at North American Resources, which was the exploration and production subsidiary of Montana Power Company. A Helena, Montana native, Mr. Erickson has over 30 years of experience in business development, finance, strategic planning, marketing, project management and petroleum engineering. He holds an M.S. in mineral economics from the Colorado School of Mines and a BS in petroleum engineering from the Montana College of Mineral Science and Technology. We believe that Mr. Erickson's experience founding and leading our growth as our Chief Executive Officer and his extensive experience leading various oil and gas companies qualify him to serve on our board of directors.

        Matthew R. Owens—President and Director.    Mr. Owens is our co-founder and President. From 2008 to 2010, he served as Operations Engineer for Gasco Energy, working deep, high-pressured gas in the Uinta Basin. While at Gasco Energy, he drilled and completed over 50 wells in the Mancos, Blackhawk and Mesaverde formations. From 2010-2012, Mr. Owens worked at PDC Energy, Inc., an oil and gas exploration and development company with a primary focus on the Wattenberg Field, as an Operations Engineer, leading the horizontal completion and production activities in the Wattenberg Field. He completed over 45 horizontal Codell and Niobrara wells and was responsible for optimizing production for the program. Mr. Owens has been our President since our formation in 2012, which, at the time, was as a wholly owned subsidiary of PRE. Mr. Owens holds a BS degree in petroleum engineering from the Colorado School of Mines. We believe that Mr. Owens' experience founding and leading our growth as our President and his background in completion and production activities qualify him to serve on our board of directors.

        Russell T. Kelley, Jr.—Chief Financial Officer.    Mr. Kelley has served as our Chief Financial Officer since July 2014. Prior to joining us, he ran the Oil & Gas practice of Moelis & Company, a global investment bank, from 2011 to 2014, where he was a partner and managing director covering upstream and integrated oil & gas companies. From 2005 to 2011, he worked at Goldman, Sachs & Co., a global investment bank, where he was a Senior Vice President. In such roles, Mr. Kelley has executed over $70 billion of M&A/advisory assignments and has led capital market transactions raising over $15 billion for clients. He has been in the energy and financial sector since 1998, with experience in commodities trading, corporate development and investment banking. He holds a MBA from The Wharton School at the University of Pennsylvania where he graduated as a Palmer Scholar and a BA from Vanderbilt University.

        Tom L. Brock—Vice President, Chief Accounting Officer.    Mr. Brock has served as our Vice President, Chief Accounting Officer since October 2016. Prior to that time, Mr. Brock served as our Senior Director of Accounting since August 2016. Prior to joining us, Mr. Brock served as Vice President, Chief Accounting Officer and Corporate Controller of the American Midstream GP, LLC and American Midstream Partners, LP from November 2013 until his resignation in August 2016. Mr. Brock had previously served as Vice President and Corporate Controller of American Midstream GP, LLC and American Midstream Partners LP from July 2012 until November 2013. Prior to that, Mr. Brock held the position of Director of Trading and Finance with BG Group in Houston, Texas, where he controlled accounting and other functions for its marketing and trading companies beginning in July 2010. Mr. Brock began his career with KPMG LLP, where he spent 13 years holding various positions serving clients in the energy industry. Mr. Brock holds a Bachelor of Accountancy from New Mexico State University and is a CPA licensed in the State of Texas.

        Eric J. Christ—Vice President, General Counsel and Corporate Secretary.    Mr. Christ has served as our Vice President, General Counsel and Corporate Secretary since November 2016. Prior to joining us, Mr. Christ served as Vice President, Corporate Secretary and General Counsel at VAALCO Energy Inc. from January 2015 to November 2016. Prior to joining VAALCO, Mr. Christ served as Vice President, General Counsel and Corporate Secretary of Midstates Petroleum Company, Inc. from November 2013 to January 2015 and as its Assistant Corporate Counsel from September 2012 to November 2013. Mr. Christ began his legal career at Porter Hedges, LLP in 2005 and continued on to practice corporate and securities law at Vinson & Elkins LLP from 2006 until 2010, where he represented a variety of energy companies. Mr. Christ holds a Bachelor of Arts, with honors, from Amherst College and a J.D., with honors, from the University of Texas School of Law.

        Marvin M. Chronister—Director.    Mr. Chronister has served on our board of directors since our IPO in October 2016. Mr. Chronister is currently the owner of Enfield Companies, which is engaged in consulting and investment activities in the oil and gas sector. Mr. Chronister previously served as Interim Chief Executive Officer and Interim President of Bonanza Creek Energy, Inc., a domestic energy exploration and production company, from January 2014 until November 2014 and as a director of Bonanza Creek Energy, Inc., from 2010 to June 2016. From September 2009 until December 2010, Mr. Chronister served as Chairman and interim CEO of Sonde Resources Corp., an oil and gas exploration and production company focused on Western Canada and North Africa, where he also served as a director from 2009 to 2012. Mr. Chronister's prior professional experience includes roles at Deloitte & Touche, LLP, Kidder Peabody, Merrill Lynch, Transwestern Investments, Kidde Corporation, and N.L. Industries. Mr. Chronister has previously served on the boards of Saratogo Resources, Inc., Harken Energy Corporation and the boards of several private companies and industry associations. Mr. Chronister holds a Bachelor of Business Administration degree from Stephen F. Austin State University. We believe that Mr. Chronister's experience in investing, corporate finance and corporate governance and his service on the board of various energy companies qualify him for service on our board of directors.

        Donald L. Evans—Director.    Mr. Evans has served on our board of directors since December 2016. Mr. Evans currently serves as a Senior Partner and Principal at Quintana Capital Group, L.P., where he has served since December 2006, and as a Senior Advisor at Energy Capital Partners, where he has served since July 2006. From February 2010 to March 2014, Mr. Evans served as a director of Genesis Energy LLC. Prior to that, Mr. Evans served as Secretary of Commerce of the United States Department of Commerce from 2001 to 2005 and served as the Chief Executive Officer at the Financial Services Forum from June 2005 to 2007. Mr. Evans served as the Executive Chairman at Energy Future Holdings Corp. from October 2007 to March 2018, and as a director at Energy Future Intermediate Holding Company, LLC. Mr. Evans is currently the Chairman of the George W. Bush Foundation and the Permian Strategic Partnership and has previously served as the Chairman of the Board of Regents of the University of Texas System. Mr. Evans received his B.S. in Mechanical Engineering and M.B.A. from the University of Texas in Austin. We believe that Mr. Evans' extensive experience serving as a director and his extensive financial experience in both the public and private sector qualify him for service on our board of directors.

        John S. Gaensbauer—Director.    Mr. Gaensbauer serves as a member of our board of directors, where he has served since our inception. Mr. Gaensbauer is currently a Managing Director in the Natural Resources Group at Capstone Headwaters LLC, a Denver-based investment banking firm ("Capstone Headwaters"). Prior to joining Capstone Headwaters in May 2016, Mr. Gaensbauer was a partner at Sierra Partners LLC, a Denver-based private advisory group providing strategic advisory services to clients in the global resource industry ("Sierra Partners"), a role he held since 2007. Prior to Sierra Partners, Mr. Gaensbauer served as Group Executive, Investor Relations for Newmont Mining Corporation ("Newmont"). Prior to that, Mr. Gaensbauer served as in-house counsel to Newmont, managing the legal affairs and transactions for Newmont's West African, Central Asian and European operations, as well as counsel to Newmont's Treasury Group and Newmont Capital, Newmont's in-house merchant banking group. Prior to joining Newmont, Mr. Gaensbauer practiced corporate and transactional law at Ballard Spahr LLP. Mr. Gaensbauer is currently a director of PRE, a position he has held since February 2011. Mr. Gaensbauer holds a B.A. degree from Cornell University and Masters of Finance and JD degrees from the University of Denver. Mr. Gaensbauer has an extensive background in international mining and natural resource transactions and finance which we believe qualify him for service on our board of directors.

        Peter A. Leidel—Director.    Mr. Leidel has served as a member of our board of directors since our inception and as a director of PRE since June 2012. Mr. Leidel is a member of Yorktown Partners LLC ("Yorktown"), a position he has held since he co-founded it in September 1990.

Previously, he was a partner of Dillon, Read & Co. Inc.'s venture capital group, an investment bank, held corporate treasury positions at Mobil Corporation, an oil and gas company, and worked for KPMG LLP, an accounting firm, and for the U.S. Patent and Trademark Office. Mr. Leidel is a director of Mid-Con Energy Partners L.P. and Carbon Natural Gas Company and is also a director of certain non-public companies in the energy industry in which Yorktown's funds hold equity interests. He is also a director of the University of Wisconsin Foundation. He is a graduate of the University of Wisconsin, with a BBA degree in accounting and of the Wharton School at the University of Pennsylvania, with an MBA. We believe that Mr. Leidel's strong accounting background and previous experience serving as director of various public companies engaged in the oil and natural gas industry qualify him for service on our board of directors.

        Wayne W. Murdy—Director.    Mr. Murdy has served on our board of directors since December 2016. Mr. Murdy previously served as Chief Executive Officer of Newmont Mining Corporation from 2001 to 2007, where he also served as Chairman from 2002 to 2007. Mr. Murdy is also a former Chairman of the International Council on Mining and Metals, a former Director of the U.S. Mining Association and a former member of the Manufacturing Council of the U.S. Department of Commerce. Mr. Murdy has previously served as a director of Weyerhaeuser Company, Qwest Communications International, Inc., BHP Billiton Limited and BHP Billiton Plc. Mr. Murdy received his B.S. in Business Administration from California State University at Long Beach. We believe that Mr. Murdy's extensive experience in the oil and gas industry as well as his financial and corporate finance experience qualify him for service on our board of directors.

        Patrick D. O'Brien—Director.    Mr. O'Brien has served on our board of directors since our IPO in October 2016. Since September 2011, Mr. O'Brien has served as an advisor to PRE, since April 2017, Mr. O'Brien has served as an advisor to Thunder Basin and, since July 2012, Mr. O'Brien has served as a board member of, and advisor to, Elk Meadows Energy Corporation, a private oil and gas exploration and production company. From 2003 until 2010, Mr. O'Brien served as CEO of American Oil & Gas, which was acquired by Hess Corporation. Mr. O'Brien co-founded Tower Colombia Corporation in 1995 and served as its CEO and President. He co-founded Tower Energy Corporation in 1984 and Tower Drilling Company in 1980. In 1980, he joined Montana Power Company as Senior Petroleum Engineer with the responsibility for design, long-range planning and performance economics for its exploration and development programs. He joined the Colorado Interstate Gas Company in 1974, where he was responsible for the design, acquisition and development of company-owned gas storage fields. Mr. O'Brien began his career in the oil and gas industry with the Dowell Division of Dow Chemical Company, where he engineered and supervised all phases of well stimulation and cementing. He has over 30 years of experience working the DJ Basin and the Powder River Basin. Mr. O'Brien received his B.S. in Petroleum Engineering from Montana Tech. We believe that Mr. O'Brien's extensive experience in the oil and gas industry generally and in our geographic area of operation specifically qualifies him for service on our board of directors.

MEETINGS AND COMMITTEES OF DIRECTORS

        The Board of Directors held nine meetings in 2018. During 2018, each of our directors attended at least 75% of the meetings of the Board of Directors and the meetings of the committees of the Board of Directors on which that director served.

        Executive Sessions.    The Board of Directors holds regular executive sessions in which the independent directors meet without any non-independent directors or other members of management. The purpose of these executive sessions is to promote open and candid discussion among the independent directors. The Lead Director presides at these meetings and provides the Board of Directors' guidance and feedback to our management team. The Board of Directors designated

Peter A. Leidel as the Lead Director in March 2017, and Mr. Leidel served as Lead Director until the Board of Directors designated Wayne Murdy to serve as the Lead Director in March 2018.

        The Board of Directors has five standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, the Executive Committee and the Hedging Committee.

        The Board of Directors expects to meet a minimum of four times per calendar year in 2019 and future years and the Board of Directors expects each Committee of the Board of Directors to meet between two and four times per calendar year in 2019 and future years.

        Audit Committee.    The members of the Audit Committee are Messrs. Chronister, Evans and Murdy, and Mr. Murdy serves as Chairman of the Audit Committee. The Audit Committee held four meetings in 2018. Additional information regarding the functions performed by the Audit Committee and its membership is set forth in the "Audit Committee Report" included herein and also in the "Audit Committee Charter" that is posted on the Company's website at www.extractionog.com.

        Compensation Committee.    Responsibilities of the Compensation Committee, which are discussed in detail in the "Compensation Committee Charter" that is posted on the Company's website at www.extractionog.com, include, among other duties, the responsibility to:

  •
  review, evaluate and approve the agreements, plans, policies and programs of the Company to compensate the Company's executive officers and directors;

  •
  review and discuss with the Company's management the Compensation Discussion and Analysis included in this Proxy Statement;

  •
  produce the Compensation Committee Report as required by Item 407(e)(5) of Regulation S-K included in this Proxy Statement;

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  otherwise discharge the Board's responsibilities relating to compensation of the Company's executive officers and directors; and

  •
  perform such other functions as the Board may assign to the Committee from time to time.

        The Compensation Committee is delegated all authority of the Board of Directors as may be required or advisable to fulfill its purposes. The Compensation Committee may delegate to its Chairman, any one of its members or any subcommittee it may form the responsibility and authority for any particular matter as it deems appropriate from time to time under the circumstances. Meetings may, at the discretion of the Compensation Committee, include members of the Company's management, other members of the Board of Directors, consultants or advisors and such other persons as the Compensation Committee believes to be necessary or appropriate. The Compensation Committee will consult with the Company's Chief Executive Officer when evaluating the performance of, and setting the compensation for, the Company's executive officers other than the Chief Executive Officer.

        The Compensation Committee may, in its sole discretion, retain and determine funding for legal counsel, compensation consultants, as well as other experts and advisors (collectively, "Committee Advisors"), including the authority to retain, approve the fees payable to, amend the engagement with and terminate any Committee Advisor, as it deems necessary or appropriate to fulfill its responsibilities.

        The members of the Compensation Committee are Messrs. Chronister, Leidel and O'Brien and Mr. Chronister serves as the Chairman of the Compensation Committee. The Compensation Committee held three meetings in 2018.

        Nominating and Governance Committee.    The Nominating and Governance Committee advises the Board, makes recommendations regarding appropriate corporate governance practices and assists the

Board in implementing those practices. The Nominating and Governance Committee further assists the Board by identifying individuals qualified to become members of the Board, consistent with the criteria approved by the Board, and by recommending director nominees to the Board for election at the annual meetings of stockholders or for appointment to fill vacancies on the Board. Additional information regarding the functions performed by the Nominating and Governance Committee is set forth in the "Corporate Governance" and "Stockholder Proposals; Identification of Director Candidates" sections included herein and also in the "Nominating and Governance Committee Charter" that is posted on the Company's website at www.extractionog.com.

        The members of the Nominating and Governance Committee are Messrs. Chronister, Leidel, Murdy and O'Brien, and Mr. Leidel serves as Chairman of the Nominating and Governance Committee. The Nominating and Governance Committee held two meetings in 2018.

        Executive Committee.    The Executive Committee is responsible for assisting the Board and the Audit Committee in fulfilling their oversight responsibilities with respect to the annual review of the Company's oil and natural gas reserves and of any independent qualified reserves consultant; assisting the Board in the development, implementation and monitoring of the Company's health, safety and environment policies; and assisting the Board and the management of the Company in their oversight of the Company's long-term strategy development and implementation. The Executive Committee has adopted a charter that is posted on the Company's website at www.extractionog.com.

        The members of the Executive Committee are Messrs. Erickson, Evans, Leidel, O'Brien and Owens, and Mr. O'Brien serves as Chairman of the Executive Committee.

        Hedging Committee.    The Hedging Committee was established by the Board of Directors in December 2018 to assist the Board in providing oversight to the Company with respect to its commodity hedging activities. The Board of Directors expects the Hedging Committee to meet periodically as needed.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has appointed PwC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019. The audit of the Company's consolidated financial statements for the fiscal year ended December 31, 2018, was completed by PwC on February 21, 2019.

        The Board of Directors is submitting the appointment of PwC for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of PwC, the Audit Committee will reconsider the appointment of that firm as the Company's auditors.

        However, the Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company's auditors. The stockholders' ratification of the appointment of PwC does not limit the authority of the Audit Committee to change auditors at any time.

Audit and Other Fees

        The table below sets forth the aggregate fees billed by PwC, the Company's independent registered public accounting firm, for the last two fiscal years (in thousands):

	2018	2017
Audit Fees(1)	1,832,965	1,928,922
Audit-Related Fees	30,000	15,000
Tax Fees	108,569	46,122
All Other Fees	2,766	2,766
Total	1,974,300	1,992,810

(1)
Audit fees consist of the aggregate fees billed for professional services rendered for (a) the audit of our annual financial statements included in our Annual Report on Form 10-K and a review of financial statements included in our Quarterly Reports on Form 10-Q, (b) the filing of our registration statements for equity securities offerings, (c) the audit of the annual stand-alone financial statements of our subsidiary, (d) services that are normally provided in connection with statutory and regulatory filings or engagements for those years and (e) accounting consultations.

        The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of PwC's audit, audit-related, tax and other services. For the year ended December 31, 2018, the Audit Committee pre-approved 100% of the services described above.

        The Company expects that representatives of PwC will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

Vote Required

        Approval of Proposal TWO requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to be voted at the Annual Meeting. Votes cast FOR or AGAINST and abstentions with respect to this Proposal TWO will be counted as shares entitled to vote on the Proposal. For these purposes, brokers have the discretion to vote if they do not receive voting instructions from the beneficial owner. A vote to ABSTAIN will have the effect of a vote AGAINST the Proposal.

Recommendation

        The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the auditors of the Company for the fiscal year ending December 31, 2019.

 COMPENSATION COMMITTEE REPORT

        The information contained in this Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

        The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402 of Regulation S-K promulgated by the SEC with management of the Company, and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Compensation Committee of the Board of Directors
Marvin M. Chronister, Chairman Peter A. Leidel, Member Patrick D. O'Brien, Member

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

        This Compensation Discussion and Analysis provides information about our rationale and policies with regard to the compensation of the executive officers who are our "Named Executive Officers" for 2018. Our Named Executive Officers include our principal executive officer, principal financial officer and the three most highly compensated executive officers other than our principal executive officer and principal financial officer. Our Named Executive Officers for 2018 include:

Name	Principal Position
Mark A. Erickson	Chief Executive Officer and Chairman
Matthew R. Owens	President and Director
Russell T. Kelley, Jr.	Chief Financial Officer
Tom L. Brock	Vice President, Chief Accounting Officer
Eric J. Christ	Vice President, General Counsel & Corporate Secretary

        This Compensation Discussion and Analysis is intended to provide context for the tabular disclosure provided in the executive compensation tables below and to provide investors with the material information necessary to an understanding of our compensation policies and decisions.

Executive Summary

        We are an independent oil and natural gas company operating in the DJ Basin, where we develop unconventional oil and natural gas reserves. As we efficiently and responsibly grow reserves, production, and cash flow by developing our liquids rich resource base, we seek to create value for stockholders, employees, energy consumers, and the communities in which we work. With these goals in mind, our executive compensation program is designed to attract, retain, motivate, and appropriately reward talented and experienced executives while ensuring that the interests of the Named Executive Officers are aligned with the interests of our stockholders.

2018 Company Performance

        Despite the headwinds facing the exploration and production industry during the year, we accomplished a number of significant achievements in 2018, including the following:

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  We grew our total net equivalent production by 47% year-on-year, while establishing a new company record quarterly production rate of over 85 thousand barrels of oil equivalent per day. Our crude oil production grew 53% year-on-year, while establishing a new quarterly record high production rate of 46,584 barrels per day.

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  We formed and funded Elevation Midstream, our midstream subsidiary that is currently building out oil, gas and water gathering systems in the southern portion of our acreage encompassing our Southwest Wattenberg and Hawkeye development areas, the first of which is scheduled to be in service in the third quarter of 2019.

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  We built on our impeccable safety record which has now eclipsed 1.3 million man-hours without a single recordable employee incident.

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  We grew our before-tax SEC PV-10 of year-end 2018 reserves to $3.25 billion, an approximate 65% increase compared to year-end 2017. $1.88 billion is classified as proved developed.

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  We reduced lease operating expense from $3.19/BOE in 2017 to $2.86/BOE in 2018, a 10% decline year-over-year.

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  We generated approximately $165 million of cash proceeds through the divestiture of non-strategic assets.

CEO Target Compensation vs. Realized Compensation

        The Compensation Committee believes that the compensation actually received by our executive officers should be strongly correlated with the Company's performance and also the overall shareholder experience. The Company believes that the compensation program in place accomplishes this, with a large portion of overall target compensation dependent on achieving specific pre-determined quantitative goals and the Company's long-term total shareholder return, both on an absolute basis and on a relative basis as compared to our peers. The chart below depicts, for the last three fiscal years, the amount of compensation targeted to be delivered to our CEO and the amount of compensation actually realized by him in those three years, along with the Company's average share price during those three year.

CEO 3-Year Target vs. Realized Compensation

        Target Compensation:    Target base salary rate, target STIP bonus and target LTIP grant

        Realized Compensation:    Actual base salary received, actual STIP bonus awarded, value of equity awards at the time of vesting. For more detail on "Realized Compensation," see page 29.

        Stock Price:    Valued using the average closing price for each fiscal year, which was $21.26 for 2016, $15.41 for 2017 and $11.97 for 2018.

        The realized compensation depicted here is significantly lower than the compensation indicated in the "Summary Compensation Table" on page 27, largely due to the fact that the Summary Compensation Table utilizes the accounting value of equity awards as of the date of grant, rather than the actual value of those awards upon vesting. Additionally, some equity awards presented in the Summary Compensation Table as compensation, such as performance share awards, may only be partially earned or unearned altogether based on actual performance under the performance metrics of such awards. The chart above is not intended to replace the Summary Compensation Table. Rather, the Summary Compensation Table and the information above each serves a different purpose and provides a different insight for investors.

Changes to Our Executive Compensation Program

        In light of the continuing moderation in oil prices and current industry conditions, and the impact they had on our performance during 2018 and the expected ongoing impact on the price of our common stock during the year, our Compensation Committee made the following executive compensation decisions for 2018, in an effort to align executive compensation with the overall shareholder experience:

  •
  Maintained the base salaries of our Chief Executive Officer, President and Chief Financial Officer at existing levels in place since 2017. The base salaries for our President and Chief Financial Officer have remained unchanged since our initial public offering in 2016; and

  •
  The Compensation Committee used its discretion to reduce the amount of the annual cash incentive bonuses paid to our Chief Executive Officer, President and Chief Financial Officer under the formulaic terms of our 2018 short-term cash incentive program. The bonuses paid to our Chief Executive Officer, President and Chief Financial Officer were reduced by 25%, 16.5% and 16.5%, respectively.

CEO Pay at a Glance

        To ensure that the interests of the Named Executive Officers are aligned with stockholders, our Compensation Committee has designed our executive compensation program to include a substantial amount of pay that is at-risk. At-risk pay may be performance-based, equity-based, or both. The first chart below shows that 91% of our Chief Executive Officer's 2018 target compensation is comprised of at-risk pay, while his guaranteed base salary comprises only 9% of his target annual compensation. Similarly, the second chart below shows that, on average, 83% of our Named Executive Officers' (excluding our Chief Executive Officer) 2018 target compensation is comprised of at-risk pay, while their average guaranteed base salary comprises only 17% of their average target annual compensation.

2018 CEO Target Pay Mix

 2018 Target Pay Mix for Other NEOs

Say-on-Pay and Say-on-Frequency

        As of December 31, 2017, the Company no longer qualified as an emerging growth company (as such term is defined in the Jumpstart Our Business Startups Act, also known as the JOBS Act). As such, the Company last year began offering stockholders the opportunity to vote, on a non-binding advisory basis, to approve the Company's executive compensation programs, colloquially known as "Say-on-Pay." Of shares voted, 95.7% of our shareholders voted, on a non-binding advisory basis, to approve the Company's executive compensation programs.

        In May 2018, we also offered stockholders the opportunity to vote, on a non-binding advisory basis, on the frequency of such Say-on-Pay votes, or "Say-on-Frequency." 99.7% of our shareholders voted that the Company should hold Say-on-Pay votes annually. The Board of Directors considered the results of this Say-on-Frequency advisory vote and, as such, the Company is again including a Say-on-Pay proposal in this Proxy Statement and intends to continue to do so annually. We again look forward to receiving feedback from our stockholders regarding the Company's executive pay practices, as we value our stockholders' evaluation of our executive compensation programs and policies. As discussed in more detail in Proposal FOUR below, the Board has recommended that stockholders vote, on a non-binding advisory basis, to approve our executive compensation programs as described below.

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

        Our executive compensation policies are designed to align management and stockholder interests and create value for investors while attracting and retaining talented executives with the skills and expertise to help us achieve our financial and operational goals. We have a strong interest in the retention of our current Named Executive Officers as their dedication and experience allows us to efficiently achieve our corporate objectives and create value for stockholders. We aim to provide effective retention mechanisms while preventing excessive payments or improper incentives. We strive to maintain competitive pay practices within our industry while ensuring that our stockholders receive maximum returns and security for their investment. We accomplish this through linking our executive compensation to several measures of the Company's short-term and long-term performance. A majority of our compensation program is structured based on pay that is at-risk.

        Our Compensation Committee regularly reviews best compensation and governance practices to ensure that our executive compensation program is designed such that it is consistent with those practices while striving to achieve the compensation objectives described above. The following table provides a brief summary of some of our compensation practices.

What we do:	What we don't do:
• Pay for performance and pay for sustained performance over multi-year periods	• No single trigger change in control vesting or severance payments
• Substantial portion of pay at-risk	• No gross-ups for severance or change in control payments
• Equity awards subject to extended vesting periods	• No guaranteed bonuses
• Policy prohibiting hedging transactions	• No excessive perquisites
• Policy prohibiting pledging transactions subject to limited exceptions with Audit Committee approval	• No payment of dividends on unvested restricted stock units and no payment of current dividends on unvested performance stock units
• Independent Compensation Consultant
• Stock ownership guidelines for non-employee directors and executives

HOW WE MAKE COMPENSATION DECISIONS

Role of the Compensation Committee

        The Compensation Committee has the responsibility to review and approve the compensation policies, programs, and plans for the Company's officers and directors, including administering our 2016 Long Term Incentive Plan ("LTIP"). The Compensation Committee is also responsible for reviewing our Compensation Discussion and Analysis and producing the Compensation Committee Report with respect to our executive compensation disclosures. Finally, the Compensation Committee establishes our compensation objectives to maintain a competitive and effective compensation program. The Compensation Committee, in administering the compensation program for our directors and officers, employs several analytic tools and considers information from multiple resources. Subject in certain circumstances to Board approval, the Compensation Committee has the sole authority to make final decisions with respect to our executive compensation program, and the Compensation Committee is under no obligation to utilize the input of other parties. For more detailed information regarding the Compensation Committee, the current Compensation Committee Charter is posted on the Corporate Governance page of the investor relations section of the Company's website at www.extractionog.com.

Role of Compensation Consultant in Compensation Decisions

        The Compensation Committee has retained Frederic W. Cook & Company ("FW Cook"), as the committee's independent compensation consultant. FW Cook provides advice to and works with the Compensation Committee in designing and implementing the structure and mechanics of the Company's executive compensation regime as well as other matters related to officer and director compensation. For example, FW Cook worked with the Compensation Committee to design the performance-based annual cash incentive program and long-term equity incentive program for executive officers first implemented in 2017. In addition, FW Cook provides the Compensation Committee with external context such as relevant market and peer-company data, trends in executive compensation, and developments in executive compensation practices. This information assists the Compensation

Committee in making executive and director compensation decisions based on market pay levels and best practices.

        The Compensation Committee made the decision to retain FW Cook, and FW Cook reports directly and exclusively to the Compensation Committee. FW Cook does not have authority to make compensation-related decisions for the Compensation Committee or otherwise with respect to the Company, and the Compensation Committee is not required to utilize any of the information or advice provided by FW Cook. In addition, other than its services performed for the Compensation Committee, FW Cook does not provide additional services to management, the Company or its affiliates. The Compensation Committee has the discretion to allow FW Cook to work with management in preparing or reviewing materials for the Compensation Committee's consideration. During 2018, and after taking into consideration the factors listed in NASDAQ Listed Company Rule 5605(d)(3)(D), the Compensation Committee concluded that neither it nor the Company have any conflicts of interest with FW Cook, and that FW Cook is independent from management. Other than FW Cook, no other compensation consultants provided services to the Compensation Committee during 2018.

Role of Executive Officers in Compensation Decisions

        After reviewing the information and advice provided by FW Cook, our corporate goals, historic and projected performance, the current economic environment, and any other relevant factors, the Compensation Committee determines the compensation for our Chief Executive Officer. In making compensation determinations with respect to the other Named Executive Officers, the Compensation Committee may consider recommendations from our Chief Executive Officer but retains sole discretion over final compensation determinations. Additionally, the Compensation Committee requests that the Named Executive Officers provide recommendations on the appropriate goals when establishing the qualitative and quantitative performance metrics for the short-term cash incentive program. The Compensation Committee may disregard any such suggestions or observations made by our executive officers. In addition, the Named Executive Officers may attend Compensation Committee meetings upon invitation to report on the Company's progress with respect to the annual quantitative and qualitative performance metrics, but are excluded from any discussions involving the officer's individual compensation.

Determining Compensation Levels

        As discussed above, the Compensation Committee has the overall responsibility for establishing the elements, terms and target value of compensation delivered to our Named Executive Officers. The Compensation Committee strives to develop competitive, but not excessive, compensation programs for our employees and our Named Executive Officers in order to recruit and retain the best possible talent in our industry. An important element of the Compensation Committee's decision making is compensation data produced by our independent compensation consultant, including direct data from our peer group, other industry compensation surveys, and proprietary data developed by FW Cook. Using this data, the Compensation Committee will evaluate each Named Executive Officer's individual performance, the Company's overall performance, and market data to reach compensation decisions for individual officers.

Peer Group

        Our Compensation Committee, with input from FW Cook, chose our 2018 peer group after reviewing the relative market capitalization, revenues, balance sheet strength and location of assets of a number of similar companies in the upstream exploration and production business. In addition, the Compensation Committee attempted to select a sufficient number of peers to withstand possible attrition in the event of industry consolidation. After taking these considerations into account, the

Compensation Committee determined that the companies included in the table below reflect an appropriate peer group for 2018:

• Callon Petroleum Company	• Matador Resources Company	• RSP Permian, Inc.

• Carrizo Oil & Gas, Inc.	• Oasis Petroleum, Inc.	• SM Energy Company

• Energen Corporation	• Parsley Energy, Inc.	• SRC Energy, Inc.

• EP Energy Corporation	• PDC Energy, Inc.	• WildHorse Resource Development Corporation

• HighPoint Resources Corporation	• Resolute Energy Corporation	• WPX Energy, Inc.

• Laredo Petroleum, Inc.

        Compensation and total stockholder return data from the above peer group was used by our Compensation Committee when making decisions regarding the compensation paid to our Named Executives Officers as well as for the relative total stockholder return comparison for the performance-based restricted stock awards ("2018 PSAs") awarded to our Named Executive Officers in March 2018 for the three-year performance period covering January 1, 2018 through December 31, 2020. As described in "2018 Awards under the LTIP" below, at the end of the performance period, the Compensation Committee will certify the total stockholder return for our stock in comparison to our peer group, which will determine the payout level for the relative total shareholder return portion of the 2018 PSAs granted to our Named Executive Officers. With respect to Energen Corporation, Resolute Energy Corporation, RSP Permian, Inc. and WildHorse Resource Development Corporation, those companies were acquired by a competitor since the grant date of the 2018 PSAs and will no longer be considered as a part of the peer group when determining performance under the 2018 PSAs.

ELEMENTS OF COMPENSATION

Base Salary

        Each Named Executive Officer's base salary is a fixed component of compensation each year for performing specific job duties and functions. Base salary is an integral component of our compensation and a crucial aspect of retaining top executive talent. Since our IPO, the Compensation Committee has worked together with our Chief Executive Officer to determine the amount, if any, of modifications to the base salary levels for each of our Named Executive Officers, except for Mr. Erickson's base salary, which is set directly by the Compensation Committee alone. Adjustments to the base salary rates for the Named Executive Officers are made upon consideration of factors that our Compensation Committee deems relevant, including, but not limited to: (a) any increase or decrease in the executive's responsibilities, (b) the executive's experience, (c) the executive's job performance, and (d) the level of compensation paid to executives of other companies with which we compete for executive talent, as estimated based on publicly available information and the experience of the members of our Compensation Committee. After considering each of these factors, the Compensation Committee made the following adjustments to base salaries for our Named Executive Officers, effective in May 2018.

Name	2017 Base Salary	2018 Base Salary
Tom L. Brock	310,000	335,000
Eric J. Christ	310,000	335,000

        The base salaries for Messrs. Erickson, Owens and Kelley were unchanged during 2018 and remain at $500,000, $450,000 and $450,000, respectively. The total base salary paid to each of our Named

Executive Officers for services provided during 2018 is reported below in the "Salary" column of our Summary Compensation Table.

Annual Incentive Bonus—2018 Short-Term Cash Incentive Program

        Following our IPO we reviewed and evaluated all our compensation programs, including our short-term cash incentive program. During 2017, our Compensation Committee worked extensively with FW Cook, the Compensation Committee's independent compensation consultant, to design a new performance-based annual incentive program. This annual short-term cash incentive program measures company-wide performance based upon both quantitative and qualitative metrics. The 2018 short-term cash incentive program was designed to provide pre-established objective performance criteria that could be communicated to our Named Executive Officers to motivate them to achieve specific short-term financial and operational goals. The 2018 short-term cash incentive program also provides for an established payout structure, with payout percentages that are calculated based upon actual performance as compared to quantitative and qualitative performance goals. The quantitative metrics allow the executives to strive towards very specific numerical performance goals, while the qualitative factors allow the Compensation Committee to evaluate more holistic company goals. Furthermore, the 2018 short-term cash incentive program still allows the Compensation Committee the flexibility to adjust the award if necessary based on individual performance and any relevant market adjustments.

        The quantitative performance metrics utilized in 2018, which in the aggregate were weighted 80% of the total annual incentive opportunity, included both financial (50% of the overall program) and operational (30% of the overall program) performance goals.

        The financial goals included:

  •
  Net debt at December 31, 2018, divided by the Company's last six months of EBITDAX, annualized ("Net Debt Metric");

  •
  Free cash flow per share, calculated as the Company's cash flow from operations plus cash flow from investments as presented in the Company's audited financial statements, excluding any impacts that are non-recourse to the Company and its restricted subsidiaries ("Free Cash Flow Metric"); and

  •
  Total internal rate of return for all the wells brought online during the year, measured on actual capital spent on drilling, completion and facilities against net revenue ("Rate of Return Metric").

        The operational goals included:

  •
  Reserves growth per share, calculated as year-end 2018 reserves divided by year-end 2017 reserves ("Reserve Growth Metric");

  •
  Production growth per share, calculated as production for 2018 divided by production for 2017 ("Production Growth Metric"); and

  •
  Operating cost per BOE produced, calculated as the sum of net cash general and administrative expense and direct operating costs (excluding transportation and marketing expense and production taxes), divided by annual production as measured in BOE ("Operating Cost Metric").

        The qualitative metrics that the Compensation Committee established (20% of the overall program) were strategic in nature and included:

  •
  Development and Board approval of an updated five-year business plan ("Long-Term Plan Metric");

  •
  Development of an updated organizational plan to provide growth for the Company, including business performance processes and the attraction and retention of employees ("Organizational Metric");

  •
  Implementation of process safety measures to eliminate all significant health, safety & environmental incidents ("HSE Metric"); and

  •
  Community development initiatives ("Community Development Metric").

        The chart below summarizes the metrics and performance levels established by the Compensation Committee for 2018.

	WEIGHTING	THRESHOLD PERFORMANCE LEVEL	TARGET PERFORMANCE LEVEL	MAXIMUM PERFORMANCE LEVEL
Quantitative Metrics—80% Aggregate Weighting
Financial
• Net Debt Metric	15%	2.00 Payout 7.5%	1.50 Payout 15%	1.25 Payout 30%
• Free Cash Flow Metric	20%	($1.82) Payout 10%	($1.53) Payout 20%	($1.24) Payout 40%
• Rate of Return Metric	15%	25% Payout 7.5%	30% Payout 15%	35% Payout 30%
Operational
• Reserve Growth Metric	9%	2.5% Payout 4.5%	5.0% Payout 9%	10.0% Payout 18%
• Production Growth Metric	10.5%	60% Payout 5.25%	70% Payout 10.5%	75% Payout 21%
• Operating Cost Metric	10.5%	$5.50 Payout 5.25%	$4.75 Payout 10.5%	$4.00 Payout 21%
Qualitative Factors—20% Aggregate Weighting
• Long-Term Plan Metric	5%

The payout percentages for qualitative metrics are determined by the Compensation Committee in its discretion after considering the Company's qualitative performance in the listed areas and any other areas it deems important for the year.

• Organizational Metric	5%
• HSE Metric	5%
• Community Development Metric	5%

        After the level of performance is determined, the payout percentage for each individual metric is added together to calculate the total payout percentage for each Named Executive Officer. The Compensation Committee may then adjust the total payout percentage for each participant either up or down to take into account individual performance or for other factors. The final payout percentage is then multiplied by the participant's target bonus opportunity. For 2018, the target bonus opportunities for our Named Executive Officers, as a percentage of their base salaries at year-end, were 150% for Mr. Erickson, 100% for Messrs. Owens and Kelley and 75% for Messrs. Brock and Christ.

        In March 2019, the Compensation Committee met to determine the payout percentage for each metric based on the actual level of performance achieved for each of the qualitative and quantitative performance factors. The Compensation Committee reviewed and discussed the data regarding the Company's performance as compared to the targets for each quantitative performance metric established for the 2018 fiscal year. Due to the negative stock price performance of the Company during 2018, the Compensation Committee used its discretion to reduce the amount of the annual incentive bonuses paid to our Chief Executive Officer, President and Chief Financial Officer under the formulaic terms of this program, as detailed below.

        The Compensation Committee calculated the payout percentage for the financial quantitative metrics of 72.2% and the operational quantitative metrics of 25.8% by applying the actual results for each quantitative metric for the 2018 fiscal year to the targets approved by the Compensation Committee.

        With respect to the financial quantitative metrics, the Company achieved performance (i) between the target and maximum levels for the Net Debt Metric, resulting in a 10.1% payout percentage for that metric, (ii) at the maximum level for the Free Cash Flow Metric, resulting in a 40% payout percentage for that metric and (iii) achieved performance between the threshold and target levels for the Rate of Return Metric, resulting in a payout percentage of 22.2% for that measure.

        With respect to the operational quantitative metrics, the Company achieved performance (i) at the maximum level for the Reserve Growth Metric, resulting in a 18% payout percentage for that measure, (ii) achieved performance between the threshold and target levels for the Operating Cost Metric, resulting in a payout percentage of 7.8% for that measure and (iii) failed to achieve the threshold performance level for the Production Growth Metric, resulting in a 0% payout percentage for that metric.

        With respect to the qualitative metrics, the Compensation Committee considered a variety of qualitative factors in determining a payout percentage of 35.1% for the Long-Term Plan Metric, the Organizational Metric, the HSE Metric and the Community Development Metric.

        The following chart shows the Compensation Committee's determination with respect to the 2018 short-term cash incentive program performance measures:

Quantitative Metrics

Metric	Threshold	Target	Maximum	Actual Result	Payout Percentage
Financial
Net Debt Ratio	2.00	1.50	1.25	1.83	10.1%
Free Cash Flow per Share	$(1.82)	$(1.53)	$(1.24)	$(1.18)	40%
Rate of Return for Drilling & Completion	25%	30%	35%	32.4%	22.2%
Operational
Reserve Growth per Share	2.5%	5.0%	10.0%	11.2%	18%
Production Growth per Share	60%	70%	75%	46.9%	0%
Operating Cost per Boe	$5.50	$4.75	$4.00	$5.14	7.8%

Qualitative Metrics

Metric	Threshold	Target	Maximum	Actual Result	Payout Percentage
Long-Term Plan
Organizational Development Health, Safety & Environmental Community Development	The payout percentage for qualitative metrics is determined by the Compensation Committee in its discretion after considering the Company's qualitative performance in the listed areas and any other areas it deems important for the year.				35.1%
TOTAL 2018 PAYOUT PERCENTAGE					133.1%

        The final payout percentage of 133.1%, as determined above, was then multiplied by the Named Executive Officer's target bonus opportunity in order to calculate the total bonus payable to each Named Executive Officer. Due to the negative stock price performance of the Company during 2018, the Compensation Committee used its discretion to reduce the amount of the annual incentive bonuses paid to our Chief Executive Officer, President and Chief Financial Officer under the formulaic terms of this program as set forth in the table below. The annual incentive bonus amount paid to each Named Executive Officer for the 2018 fiscal year under the 2018 short-term cash incentive program are outlined in the chart below and are reported in the Summary Compensation Table in the "Non-Equity Incentive Plan Compensation" column:

Name	Base Salary as of 12/31/18		Target Bonus as % of Base Salary		Payout Percentage		Individual Adjustments		Actual 2018 Bonus Award
Mark A. Erickson	$500,000	X	150%	X	133.1%	+	$(248,250)	=	$750,000
Matthew R. Owens	$450,000	X	100%	X	133.1%	+	$(99,146)	=	$500,000
Russell T. Kelley, Jr.	$450,000	X	100%	X	133.1%	+	$(99,146)	=	$500,000
Tom L. Brock	$335,000	X	75%	X	133.1%	+	$0	=	$335,000
Eric J. Christ	$335,000	X	75%	X	133.1%	+	$0	=	$335,000

        The actual amounts awarded to Messrs. Erickson, Owens and Kelley were 75.1%, 83.5% and 83.5% of the amounts, respectively, that would have been earned had the Committee not exercised its negative discretion and lowered the amounts of these awards.

2018 Awards Under the LTIP

        In connection with the closing of our IPO, our Board of Directors adopted, and our stockholders approved, the LTIP to attract, retain, and motivate our employees, directors, and consultants. Our Named Executive Officers are eligible to participate in the LTIP, which provides for the grant of cash and equity-based awards, including options to purchase shares of our Common Stock, stock appreciation rights, restricted stock, restricted stock units ("RSUs"), bonus stock, dividend equivalents, other stock-based awards, performance awards and annual incentive awards. Since the adoption of our LTIP, we have awarded only time-based RSUs and performance-based share awards (referred to as PSAs), and stock options pursuant to our LTIP. The amendment and restatement of the 2016 Plan was adopted and approved by the Board on March 28, 2019, subject to stockholder approval. Unless otherwise specified, the remainder of this discussion refers to the amended and restated 2016 Plan as if this proposal is approved by our stockholders

2018 Performance Stock Awards under the LTIP

        In March 2018, the Compensation Committee granted PSAs to each of our Named Executive Officers. The Compensation Committee determined to award all PSAs for the 2018 compensation period to ensure that a meaningful portion of our Named Executive Officers' compensation is performance-based and variable based on the performance of our stock price, including stock price relative to our peers, as well as the Company's cash returned on capital invested, thus incentivizing our Named Executive Officers to achieve long-term company performance goals and superior operational execution.

        For the 2018 PSAs, the performance metrics are (i) relative total stockholder return, which measures the Company's total stockholder return as compared to the total stockholder return of fifteen peer group companies ("RTSR"), (ii) absolute total shareholder return, which ensures payout of the PSAs only in the event of positive shareholder return ("ATSR") and (iii) cash returned on capital invested ("CROCI"), all measured over the performance period from January 1, 2018 through December 31, 2020. The Compensation Committee determined that these metrics were appropriate performance measures over the performance period because they align the interests of our Named Executive Officers with those of stockholders. In addition, due to the sustained volatility in commodity prices, the Compensation Committee felt that the PSAs should also partially vest based on performance relative to peers in our industry.

        At the end of the performance period, the 2018 PSAs will vest based on the Compensation Committee's certification of the Company's RTSR, ATSR and CROCI for the performance period. Following such certification of performance, the 2018 PSAs will vest as follows:

Relative Total Shareholder Return (RTSR):

Level	Performance (Percentile Rank vs. Peers)	Payout (% of Target)	% of Granted PSAs to Vest
Less than Threshold	< 30th Percentile	0%	0%
Threshold	30th Percentile	50%	7.5%
Target	55th Percentile	100%	15%
Maximum	80th Percentile	200%	30%

Absolute Total Shareholder Return (ATSR):

Level	ATSR Over the Entire Performance Period	Payout (% of Target)	% of Granted PSAs to Vest
Less than Threshold	< 15.8%	0%	0%
Threshold	15.8%	50%	7.5%
Target	33.1%	100%	15%
Maximum	52.1% or more	200%	30%

Cash Return on Capital Invested (CROCI):

Level	CROCI Over the Entire Performance Period	Payout (% of Target)	% of Granted PSAs to Vest
Less than Threshold	< 36%	0%	0%
Threshold	36%	50%	10%
Target	45%	100%	20%
Maximum	55% or more	200%	40%

        The 2018 PSAs will be forfeited entirely if the Company does not achieve at least the threshold level of RTSR, ATSR and CROCI. In the event that target performance is achieved for a particular metric, 50% of the number of PSAs granted associated with that metric will be forfeited. Only in the event that (i) maximum performance is achieved on each of the three metrics will all of the 2018 PSAs granted be vested. Payout levels for performance between threshold, target, and maximum for a metric shall be calculated using straight line interpolation.

Other Compensation Elements

        We have historically offered participation in broad-based retirement and health and welfare plans to all of our employees. We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code where employees, including our Named Executive Officers, are allowed to contribute portions of their base compensation to a tax-qualified retirement account. We provide matching contributions equal to 100% of the first 6% of employees' eligible compensation contributed to the plan. We also pay the premiums for life insurance coverage of $100,000 for each of our employees on a non-discriminatory basis.

        We have not maintained, and do not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan.

        In addition, minimal perquisites have historically been provided to our Named Executive Officers, namely, with respect to Messrs. Owens and Kelley, a vehicle allowance. We expect that each of these benefits will continue to be provided.

EMPLOYMENT AGREEMENTS

        We have entered into employment agreements with each of our Named Executive Officers. The Compensation Committee has determined that having employment agreements with these executive officers is in the best interests of the Company and its stockholders. Many of the companies with which we compete for executive talent provide similarly situated executives with employment agreements and, as such, the agreements are an important recruiting and retention tool. We believe that the current executive officers have been integral to our success and are vital to the continuing performance of the Company. We believe that the terms of the employment agreements are fair to the Company and that the compensation under the employment agreements is competitive relative to our peer companies while not being excessive. For a description of the terms of the employment agreements with each of our Named Executive Officers, please see the section below entitled "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table."

POST-EMPLOYMENT ARRANGEMENTS

        All of the Named Executive Officers have employment agreements with us that provide for compensatory payments and benefits upon certain termination events, including a termination event in connection with a change in control. In addition, certain awards pursuant to our LTIP provide for termination and change in control payments. For a discussion regarding the mechanics and amounts of these payments, please see the "Potential Payments Upon Termination or Change in Control" discussion below. We do not have any single-trigger arrangements (i.e., arrangements that provide for payments to executives solely upon a change in control). In exchange for the severance benefits afforded to our Named Executive Officers in their employment agreements, the Named Executive Officers must execute (and not revoke) a general release and, in addition, are subject to certain ongoing obligations that accrue to the benefit of the Company, including certain confidentiality, non-competition, and non-solicitation obligations.

        We provide these post-employment arrangements in order to retain our Named Executive Officers and to allow them to focus on enhancing the value of the Company without taking into account the personal impact of their business decisions. Our post-employment arrangements allow our Named Executive Officers to objectively manage the Company and provide a competitive benefit for attracting and retaining executives.

TAX AND ACCOUNTING CONSIDERATIONS

        The Compensation Committee and the Company review and consider the tax, accounting, and securities law implications of our compensation programs.

        Section 162(m)—Section 162(m) of the Code prohibits deductions for compensation paid in excess of $1 million during a single fiscal year to certain executive officers. Prior to implementation of the Tax Cuts and Jobs Act (the "Tax Act"), there was an exception to this prohibition for performance-based awards (as that term is defined in the Code), which exception (the "Performance-Based Exception") will continue with respect to compensation paid pursuant to certain written contracts in effect on November 2, 2017. We take the economic effects of Code Section 162(m) into consideration when determining the structure, implementation, and amount of awards paid to our executive officers, including the deductibility of our executive compensation programs. Prior to the implementation of the Tax Act, awards granted under our LTIP, including our annual cash bonuses and equity awards, were generally structured to not be subject to Code Section 162(m), but the elimination of the Performance-Based Exception will greatly reduce out flexibility in this regard. Accordingly, we reserve the right to pay non-deductible compensation to our executive officers.

        Accounting for Executive Compensation—Currently, all equity-based compensation is accounted for under the rules of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). This rule requires us to estimate the expense of each equity award over the vesting period of the award and record it as such. We are also obligated to record cash-based awards as an expense at the time our payment obligation is accrued.

RISK ASSESSMENT AND MITIGATION

        The Compensation Committee has reviewed our executive and non-executive compensation programs and believes that they do not encourage excessive or unnecessary risk-taking. We believe that any risk inherent in our compensation programs is unlikely to have a material adverse effect on us. In designing and implementing our award structure, we worked closely with FW Cook to mitigate any risks and to design the program to minimize the creation of imprudent incentives for our executives. We believe that our performance-based compensation does not encourage unnecessary risks because the executive pay mix is sufficiently diversified over several performance metrics as well as over short-term and long-term compensation.

        Our compensation program structure and policy includes the following features to prevent and safeguard against excessive risk-taking:

  •
  Payments under our short-term cash incentive program are based upon the Compensation Committee's certification and review of a variety of performance metrics, thereby diversifying the risk associated with any single performance indicator;

  •
  Our long-term equity compensation rewards for executive officers have performance or vesting periods of at least three years, which encourages executives to focus on sustaining the performance of the Company and its stock price;

  •
  We pay compensation that is competitive with the market and our industry peers, while not being excessive;

  •
  Our compensation mix is balanced among fixed and variable components, annual and long-term compensation, and cash- and equity-based awards that reward performance in the Company's and executive's long-term best interests;

  •
  Our incentive compensation plans cap the maximum payout and implement design features that do not encourage excessive risk-taking;

  •
  Our Compensation Committee has an appropriate level of discretion to reduce payments under the short-term cash incentive program;

  •
  Our insider trading policy contains a general anti-hedging and, subject to limited exceptions with Audit Committee approval, anti-pledging policy for all insiders; and

  •
  We do not have any agreements that provide for payments solely upon the occurrence of a change in control.

        We believe that our executive compensation program provides our executive officers with appropriate rewards for sustained performance without giving unnecessary weight to any one factor or type of compensation and avoiding excessive risk. Our structure is designed to encourage continual superior performance. Based on the foregoing, the Compensation Committee has concluded that the risks arising from our compensation policies and programs is not reasonably likely to have a material adverse effect on us.

Recoupment of Compensation

        Our LTIP and all of our Named Executive Officers' employment agreements are subject to deductions and clawbacks that may be required to be made pursuant to any law, government regulation or stock exchange listing requirement or by any policy adopted by us. To date, the Board has not adopted a formal clawback policy to recoup incentive-based compensation upon the occurrence of a financial restatement, misconduct, or other specified events. The Sarbanes-Oxley Act of 2002 mandates that the Chief Executive Officer and Chief Financial Officer reimburse the Company for any bonus or other incentive-based or equity-based compensation paid to them in a year following the issuance of financial statements that are later required to be restated as a result of misconduct. In addition, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") requires the SEC to direct national securities exchanges to prohibit the listing of any security of an issuer that fails to develop and implement a clawback policy. The Compensation Committee is reviewing the SEC's proposed rules on incentive compensation clawbacks pursuant to the Dodd-Frank Act and evaluating the practical, administrative and other implications of adopting, implementing and enforcing a clawback policy, and intends to implement a more specific clawback policy once the SEC's rules are finalized.

Anti-Hedging and Anti-Pledging Policy

        The Company maintains an insider trading policy that prohibits trading shares of our common stock when in possession of material non-public information. It also prohibits the hedging and, unless a waiver is obtained from our Audit Committee, the pledging of our shares. Since the adoption of our insider trading policy, the Audit Committee has not granted any waivers to the policy's general prohibition on pledging.

Stock Ownership Guidelines

        Upon the recommendation of the Nominating and Governance Committee, in March 2018 the Board adopted stock ownership guidelines for non-employee directors and executives, including our Named Executive Officers. The details of the stock ownership guidelines applicable to our Named Executive Officers are outlined below. For information regarding the stock ownership guidelines applicable to our non-employee directors, please see the section of this Proxy Statement below entitled "Director Stock Ownership Guidelines."

Feature	Executives
Structure and Amount	Chief Executive Officer—5X Annual Base Salary President and CFO—3X Annual Base Salary Senior Vice Presidents—2X Annual Base Salary Vice Presidents—1.5X Annual Base Salary
Shares that Count Towards Requirements	• Vested and unvested RSUs • Shares purchased in the open market • Shares beneficially owned within the immediate family
Time Period to Meet Compliance
No set time period, but cannot sell stock until requirements are satisfied, other than (i) shares withheld to satisfy tax withholding obligations and (ii) shares disposed to satisfy the exercise price of Company stock options.

2018 Summary Compensation Table

        The following table summarizes the compensation awarded to, earned by, or paid to our Named Executive Officers for the fiscal years ended December 31, 2018, 2017 and 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Mark Erickson	2018	500,000	—	3,009,286	—	750,000	88,500	4,347,786
(Chief Executive Officer)	2017	462,500	—	2,672,399	2,339,326	1,001,082	90,542	6,565,849
	2016	417,339	1,012,500	14,891,303	10,125,000		—	26,446,142
Matthew R. Owens	2018	450,000	—	1,469,657	—	500,000	28,500	2,448,157
(President)	2017	450,000	—	1,305,127	1,142,462	600,649	12,000	3,510,238
	2016	417,339	900,000	14,891,303	10,125,000		12,000	26,345,642
Russell T. Kelley, Jr.	2018	450,000	—	1,469,657	—	500,000	12,000	2,431,657
(Chief Financial Officer)	2017	450,000	—	1,305,127	1,142,462	600,649	12,000	3,510,238
	2016	417,339	900,000	11,426,600	10,125,000		12,000	22,880,939
Tom L. Brock.	2018	335,000	—	699,836	—	335,000	16,500	1,386,336
(Vice President, Chief Accounting Officer)	2017	302,500	—	1,568,390	544,030	248,268	18,000	2,681,188
Eric J. Christ.	2018	335,000	—	1,413,836	—	335,000	16,500	2,100,336
(Vice President, General Counsel & Corporate Secretary)	2017	302,500	—	1,588,574	544,030	248,268	18,000	2,701,372

(1)
Amounts reported in this column represent the aggregate grant date fair value of all stock awards granted during the indicated fiscal year determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"), disregarding estimated forfeitures. The grant date fair value of each RSU award is measured based on the closing price of our ordinary shares on the date of grant. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the Named Executive Officers. For 2016, for (i) restricted unit awards (RUAs) granted under the Holdings 2014 Membership Unit Incentive Plan, the amounts shown are based on the grant date fair value of an RUA on September 23, 2016, the date of grant, which was $5.84 and (ii) RSUs granted under the LTIP, the amounts shown are based on the closing price of our common stock on October 17, 2016, which was $21.51. All RUAs were directly or indirectly converted into Common Stock in connection with our IPO and, as such, no RUAs are currently outstanding. For 2017 and 2018, the amounts in this column represent the aggregate grant date fair value of the RSUs, if any, and PSAs granted to our Named Executive Officers. For additional information regarding the assumptions underlying this calculation please see "Note 11—Unit and Stock-Based Compensation" to the financial statements in our Annual Report on Form 10-K relating to fiscal year 2018 for additional detail regarding assumptions underlying the value of these awards. See the section of our Compensation Discussion and Analysis above entitled "2018 Awards under the LTIP" above and the "Grants of Plan-Based Awards Table" below for additional information regarding these awards.

(2)
Amounts in this column do not correspond to the actual value that will be recognized by the executive. See "Note 11—Unit and Stock-Based Compensation" to the financial statements in our Annual Report on Form 10-K relating to fiscal year 2018 for additional detail regarding assumptions underlying the value of these awards and for a description of their accounting treatment under FASB ASC Topic 718. For 2017 and 2016, this column represents the aggregate grant date fair value of nonstatutory stock option awards granted during the year under the LTIP, calculated based on a per option value of $8.66 for 2017 and a per option value of $6.75 for 2016, as determined in accordance with FASB ASC Topic 718 using the Black-Scholes options pricing model.

(3)
Amounts in this column represent the annual cash bonus awarded under the short-term cash incentive program for the indicated fiscal year. In 2017 and 2018, the Company implemented a short-term cash incentive program. This bonus program is intended to incentivize our Named Executive Officers to achieve specific goals over the course of the year. As such, amounts earned under this program in 2017 and 2018 are reported in the "Non-Equity Incentive Plan Compensation" column rather than the "Bonus" column.

(4)
For 2018, amounts reported in the "All Other Compensation" column include Company contributions to the Named Executive Officers' 401(k) plan retirement accounts and a travel allowance or commuting reimbursement provided to certain of our Named Executive Officers, as shown in the following table.

Name	401(k) Plan Company Matching Contributions	Travel Allowance	Commuting Reimbursement	Total
Mark A. Erickson	$16,500	$—	$72,000	$88,500
Matthew R. Owens	$16,500	$12,000	$—	$28,500
Russell T. Kelley, Jr.	$—	$12,000	$—	$12,000
Tom L. Brock	$16,500	$—	$—	$16,500
Eric J. Christ	$16,500	$—	$—	$16,500

Realized Compensation

        The calculation of total compensation, as shown in the Summary Compensation Table on page 27, includes items driven by accounting assumptions as defined by the SEC. As a result, total compensation as defined by the SEC differs substantially from the compensation actually realized by our named executive officers in a particular year. To supplement the SEC-required disclosure, the table below shows compensation actually realized by the named executive officers. These amounts are not a substitute for the amounts reported as total compensation as defined by the SEC. Realized compensation includes each named executive officer's earned salary, earned bonus under the Short-Term Cash Incentive Program, value realized on vesting of stock awards, value realized on exercise of stock options, value realized on vesting of share-settled performance awards and all other compensation, which includes matching contributions to our 401(k) plan and travel allowances and commuting reimbursements.

        The following table summarizes, with respect to our named executive officers, information relating to the realized compensation earned for services rendered in all capacities during the fiscal years ended December 31, 2018, 2017 and 2016.

	Realized Compensation
Name	2018	2017	2016(1)
Mark A. Erickson	$2,691,792	$3,546,624	$4,288,235
Matthew R. Owens	$2,313,250	$3,055,149	$4,288,235
Russell T. Kelley, Jr.	$2,153,738	$2,584,728	$696,269
Tom L. Brock	$1,219,071	$1,178,254	N/A
Eric J. Christ	$979,505	$950,064	N/A

(1)
Amounts reported in this column represent the value realized on vesting of restricted unit awards (RUAs) granted under the Holdings 2014 Membership Unit Incentive Plan that vested during the year ended December 31, 2016, which were exchanged in connection with our corporate reorganization and initial public offering.

Grants of Plan-Based Awards

        The table below includes information about awards granted to our Named Executive Officers during 2018 under our LTIP.

									Grant Date Fair Value of Stock and Option Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(# of Shares)
Name	Grant Date								($)(3)
Mark Erickson		375,000	750,000	1,500,000
	3/1/2018				177,980	355,961	711,921		3,009,286
Matthew R. Owens		225,000	450,000	900,000
	3/1/2018				86,921	173,841	347,682		1,469,657
Russell T. Kelley, Jr.		225,000	450,000	900,000
	3/1/2018				86,921	173,841	347,682		1,469,657
Tom L. Brock		125,625	251,250	502,500
	3/1/2018				41,391	82,782	165,563		699,836
Eric J. Christ		125,625	251,250	502,500
	3/1/2018				41,391	82,782	165,563		699,836
	5/3/2018							50,000	714,000

(1)
Amounts in these columns represent the threshold, target and maximum estimated payouts for awards granted under our 2018 short-term cash incentive program. The actual value of the bonuses paid to our Named Executive Officers for 2018 under this program can be found in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table, above.

(2)
Amounts in this column represent the number of PSAs granted in 2018 that would vest upon the achievement of a threshold (50%), target (100%), and maximum (200%) level of performance. The actual number of PSAs that will vest will not be determinable until the close of the three-year vesting period on December 31, 2020 and will depend on our (i) relative TSR performance, (ii) absolute TSR performance and (iii) cash returned on capital invested over that period.

(3)
The amounts shown in this column represent the grant date fair value of each equity award computed in accordance with FASB ASC 718. For additional information regarding the assumptions underlying this calculation please see "Note 11—Unit and Stock-Based Compensation" to the financial statements in our Annual Report on Form 10-K relating to fiscal year 2018 for additional detail regarding assumptions underlying the value of these awards and for a description of their accounting treatment under FASB ASC Topic 718.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

        In connection with the IPO or shortly thereafter, our Named Executive Officers entered into employment agreements with us, (for Messrs. Erickson, Owens and Kelley, effective as of October 11, 2016; for Mr. Brock, effective November 1, 2016; and for Mr. Christ, effective November 7, 2016) to reflect each executive's role with us going forward as a public company. Under these new employment agreements, each of our Named Executive Officers is entitled to a certain level of base salary, minimum target annual bonus, and expected minimum target annual performance-based equity grants, as well as certain severance benefits upon a qualifying termination of employment. The employment agreements include customary restrictive covenants, including those precluding the executives from soliciting employees or competing with us for a period of up to two years following termination of employment. See "Potential Payments Upon Termination or Change in Control" below for further details regarding the payments that our employment agreements provide the Named Executive Officers upon a termination of employment or a change in control.

Annual Bonus

        Prior to 2017, we maintained a fully discretionary bonus program where, following the close of a fiscal year, our board determined the amount, if any, of the discretionary annual bonuses awarded to each of our Named Executive Officers after careful review of our performance over the course of the preceding fiscal year. Items that were taken into account during this subjective assessment included, but were not limited to, reserves growth, production growth, and our financial performance as measured by

EBITDA. There were no performance metrics or formulas used to calculate the amounts of bonuses paid although the bonus guideline percentage of salary was considered in the board's determination.

        Following our IPO we reviewed and evaluated all of our compensation programs, including our short-term cash incentive program. During 2017, our Compensation Committee worked extensively with FW Cook, the Compensation Committee's independent compensation consultant, to design and implement a new performance-based annual incentive program. Pursuant to this program, our Compensation Committee establishes specific quantitative and qualitative metrics at the beginning of each year. Actual performance with respect to each metric determines the value of the annual cash bonus, if any. The current annual incentive program, the 2018 short-term cash incentive program, measures company-wide performance based upon both quantitative and qualitative metrics. The 2018 short-term cash incentive program was administered in order to provide pre-established objective performance criteria that could be communicated to our Named Executive Officers in order to motivate them to achieve specific annual financial and operational goals. The 2018 short-term cash incentive program also provides for an established payout structure, with payout percentages that are calculated based upon actual performance as compared to quantitative and qualitative performance goals. The quantitative metrics allow the executives to strive towards very specific numerical performance goals, while the qualitative factors allow the Compensation Committee to evaluate more holistic company goals. Furthermore, the 2018 short-term cash incentive program still allows the Compensation Committee the flexibility to adjust the award if necessary based on individual performance and any relevant market adjustments. In March 2019, due to the negative stock price performance of the Company during 2018, the Compensation Committee used this discretion to reduce the amount of the annual incentive bonuses paid to our Chief Executive Officer, President and Chief Financial Officer under the formulaic terms of our performance-based cash bonus program.

Long-Term Incentive Compensation

2016 Restricted Unit Awards

        Prior to our IPO, long-term incentives were historically granted to our Named Executive Officers through grants of restricted unit awards ("RUAs"), pursuant to the Holdings 2014 Membership Unit Incentive Plan (the "Incentive Plan"). These equity-based awards were subject to time-based vesting requirements, as well as accelerated vesting upon the occurrence of a termination of employment in connection with a change in control. In 2016, our then Named Executive Officers were granted 1,531,542 RUAs (which consisted of 708,271 RUAs for each of Mr. Erickson and Mr. Owens, and 115,000 RUAs for Mr. Kelley) in connection with the IPO (the "2016 RUAs").

Treatment of RUAs in Connection with the IPO

        In connection with the IPO, all outstanding Incentive Units and RUAs were accelerated and all of Holdings' outstanding equity interests, including the Incentive Units and the RUAs, but excluding the Series A Preferred Units (which were redeemed in connection with the IPO) and the Series B Preferred Units (which were converted into shares of our Series A Preferred Stock) were exchanged for shares of our common stock in connection with the merger of Holdings with and into us, calculated using an implied equity valuation for us based on the initial public offering price set forth on the cover of the IPO prospectus. The aggregate number of shares issued to the existing owners of Holdings were not contingent upon the IPO price; however, the allocation of shares of our common stock amongst our existing owners, including with respect to the outstanding RUAs and Incentive Units held by Messrs. Erickson, Owens and Kelley, was determined based on the 10-day volume weighted average price of our common stock immediately following the closing of the IPO. In accordance with the above allocation mechanism, Messrs. Erickson, Owens and Kelley each received 818,047; 518,576 and 478,947 shares of common stock, respectively, with respect to the RUAs they held in Holdings (including the

2016 RUAs that were granted prior to the offering) and 3,261,566; 3,261,561 and 2,536,770 shares of our common stock, respectively, with respect to the Incentive Units they held in Holdings.

        Following the closing of the IPO, our executive officers no longer receive, pursuant to the Incentive Plan or the Holdings LLC Agreement, additional long-term incentive compensation for services rendered to us or our subsidiaries; rather, any such long-term incentive compensation will be awarded to our Named Executive Officers pursuant to the LTIP, as described in the succeeding paragraphs below.

2016 Long Term Incentive Plan

        Our board of directors has adopted, and our equityholders approved, the LTIP, pursuant to which employees, consultants, and directors of our company and its subsidiaries performing services for us, including our Named Executive Officers, are eligible to receive awards. The LTIP provides for the grant of stock options, stock appreciation rights, restricted stock, RSUs, bonus stock, dividend equivalents, other stock-based awards, substitute awards, annual incentive awards, and performance awards intended to align the interests of participants with those of our stockholders. The following description of the LTIP is a summary of the material features of the LTIP as currently in effect. This summary is qualified in its entirety by reference to the LTIP, a copy of which was filed as Exhibit 4.4 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 14, 2016. Following the approval of our equity holders of Proposal Three, described below, specified terms of the LTIP will be amended as described in Proposal Three.

        Administration.    The LTIP is administered by our Board, or a committee thereof (the "Plan Administrator"). The Plan Administrator has the authority to, among other things, designate eligible persons as participants under the LTIP, determine the type or types of awards to be granted to eligible persons, determine the number of shares of our common stock to be covered by awards, determine the terms and conditions applicable to awards and interpret and administer the LTIP. The Plan Administrator may terminate or amend the LTIP at any time with respect to any shares of our common stock for which a grant has not yet been made. The Plan Administrator also has the right to alter or amend the LTIP or any part of the LTIP from time to time, including increasing the number of shares of our common stock that may be granted, subject to stockholder approval as required by any exchange upon which our common stock is listed at that time. However, no change in any outstanding award may be made that would materially and adversely affect the rights of the participant under the award without the consent of the participant.

        Number of Shares.    Subject to adjustment in the event of any distribution, recapitalization, split, merger, consolidation or similar corporate event, the number of shares available for delivery pursuant to awards granted under the LTIP will not exceed 20,200,000 shares of our common stock (unless shareholders approve Proposal Three, described below). There is no limit on the number of awards that may be granted and paid in cash. Shares subject to awards under the LTIP that are expired, canceled, forfeited, exchanged, settled in cash or otherwise terminated, including shares withheld in payment of any exercise or purchase prices or tax withholding obligations, will again be available for awards under the LTIP. The shares of our common stock to be delivered under the LTIP will be made available from authorized but unissued shares, shares held in treasury, or previously issued shares reacquired by us, including by purchase on the open market.

        Stock Options.    A stock option, or option, is a right to purchase shares of our common stock at a specified price during specified time periods. It is anticipated that options will have an exercise price that may not be less than the fair market value of our common stock on the date of grant. Options granted under the LTIP can be either incentive stock options within the meaning of section 422 of the Code or non-qualified stock options. No option will have a term that exceeds ten years (or, five years for incentive stock options within the meaning of section 422 of the Code).

Outstanding Equity Awards at Fiscal Year-End

        The following table reflects information regarding outstanding equity-based awards that were held by our Named Executive Officers as of December 31, 2018. The amounts shown in the following table for Stock Awards represent RSUs and PSAs and the amounts shown in the table for Option Awards represent nonstatutory stock options, all granted to our Named Executive Officers pursuant to the LTIP. For additional information, see the discussion above under "2018 Awards Under the LTIP" and "Long-Term Incentive Compensation."

	Options Awards							Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options, Exercisable (1) (#)		Number of Securities Underlying Unexercised Options, Unexercisable (1) (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Mark A. Erickson	10/11/2016	1,000,000		500,000		19.00	10/11/2026
	10/17/2016							250,000	(2)	1,072,500
	10/4/2017	180,087		90,043		15.53	10/4/2027
	10/4/2017										0	(6)	0	(6)
	3/1/2018										0	(7)	0	(7)
Matthew R. Owens	10/11/2016	1,000,000		500,000		19.00	10/11/2026
	10/17/2016							250,000	(2)	1,072,500
	10/4/2017	87,950		43,974		15.53	10/4/2027
	10/4/2017										0	(6)	0	(6)
	3/1/2018										0	(7)	0	(7)
Russell T. Kelley, Jr.	10/11/2016	816,675	(8)	459,250	(8)	19.00	10/11/2026
	10/17/2016							230,325(2	)(8)	988,094
	10/4/2017	87,950		43,974		15.53	10/4/2027
	10/4/2017										0	(6)	0	(6)
	3/1/2018										0	(7)	0	(7)
Tom L. Brock	10/17/2016							62,500	(2)	268,125
	11/14/2016							1,125	(3)	4,826
	3/15/2017							28,148	(4)	120,755
	10/4/2017	41,880		20,941		15.53	10/4/2027
	10/4/2017										0	(6)	0	(6)
	3/1/2018										0	(7)	0	(7)
Eric J. Christ	11/16/2016							37,500	(2)	160,875
	3/15/2017							28,748	(4)	123,328
	10/4/2017	41,880		20,941		15.53	10/4/2027
	10/4/2017										0	(6)	0	(6)
	3/1/2018										0	(7)	0	(7)
	5/3/2018							50,000	(2)	214,500

(1)
Amounts in this column represent nonstatutory stock options granted pursuant to the terms of the LTIP. The options become exercisable in equal annual installments on each of the first, second and third anniversaries of the date of grant. The treatment of these awards upon certain termination and change in control events is described below under "Potential Payments Upon a Termination or Change in Control."

(2)
These RSUs were granted pursuant to the terms of the LTIP and are subject to time-based vesting conditions, with 25% vesting on each of the first and second anniversaries of the date of grant, and the remaining 50% vesting on the third anniversary of the date of grant. The treatment of these awards upon certain termination and change in control events is described below under "Potential Payments Upon a Termination or Change in Control."

(3)
These restricted stock units were granted pursuant to the terms of the LTIP and are subject to time-based vesting conditions, with 25% vesting on each of July 17, 2017, January 17, 2018, July 17, 2018 and January 17, 2019. The treatment of these awards upon certain termination and change in control events is described below under "Potential Payments Upon a Termination or Change in Control."

(4)
These RSUs were granted pursuant to the terms of the LTIP and are subject to time-based vesting conditions, with 12.5% vesting after six, twelve, eighteen and twenty-four months and 25% vesting after thirty and thirty-six months from the date of grant. The treatment of these awards upon certain termination and change in control events is described below under "Potential Payments Upon a Termination or Change in Control."

(5)
Amounts in this column are calculated using a value of $4.29 per RSU, which was the closing price of one share of our common stock as of December 31, 2018, the last trading day of the year.

(6)
These awards represent PSAs granted to our Named Executive Officers on October 4, 2017. The number of outstanding PSAs reported reflects the number of PSAs that would have been delivered under the awards based on our relative TSR ranking for the performance period as of December 31, 2018, and is not necessarily indicative of what the payout percent earned will be at the end of the performance period. However, if the performance period had ended December 31, 2018, none of these PSAs would have been earned. These awards vest on December 31, 2019, subject to the attainment of certain performance criteria.

(7)
These awards represent PSAs granted to our Named Executive Officers on March 1, 2018. The number of outstanding PSAs reported reflects the number of PSAs that would have been delivered under the awards based on our (i) relative TSR ranking, (ii) absolute TSR and (iii) projected cash returned on capital invested for the performance period as of December 31, 2018, and is not necessarily indicative of what the payout percent earned will be at the end of the performance period. However, if the performance period had ended December 31, 2018, none of these PSAs would have been earned. These awards vest on December 31, 2020, subject to the attainment of certain performance criteria as discussed in the section of our Compensation Discussion and Analysis entitled "2018 Performance Stock Awards under the LTIP," above.

(8)
Amounts in this column do not reflect certain unvested RSUs and vested and unvested nonstatutory stock options granted pursuant to the terms of the LTIP for which beneficial ownership interest were transferred pursuant to a domestic relations order. Pursuant to a domestic relations order entered in 2017, Mr. Kelley transferred 224,075 number of options (exercise price of $19.00) and 63,943 RSUs to his ex-spouse.

Options Exercised and Stock Vested

	Stock Awards
Name(1)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(5) ($)
Mark A. Erickson	125,000	1,351,250	(2)
Matthew R. Owens	125,000	1,351,250	(2)
Russell T. Kelley, Jr.	110,244	1,191,738	(2)(8)
Tom L. Brock	31,250	337,813	(2)
	1,125	16,211	(3)
	1,125	15,548	(4)
	7,037	89,370	(5)
	7,037	72,129	(6)
Eric J. Christ	18,750	126,563	(7)
	7,187	91,275	(5)
	7,187	73,667	(6)

(1)
There have been no options exercised by our Named Executive Officers to date.

(2)
This amount was calculated by multiplying the number of shares acquired on vesting by $10.81, the closing price of our stock on the vesting date, October 17, 2018.

(3)
This amount was calculated by multiplying the number of shares acquired on vesting by $14.41, the closing price of our stock on the vesting date, January 17, 2018.

(4)
This amount was calculated by multiplying the number of shares acquired on vesting by $13.82, the closing price of our stock on the vesting date, July 17, 2018.

(5)
This amount was calculated by multiplying the number of shares acquired on vesting by $12.70, the closing price of our stock on the vesting date, March 15, 2018.

(6)
This amount was calculated by multiplying the number of shares acquired on vesting by $10.25, the closing price of our stock on the vesting date, September 14, 2018.

(7)
This amount was calculated by multiplying the number of shares acquired on vesting by $6.75, the closing price of our stock on the vesting date, November 16, 2018.

(8)
This amount excludes 14,756 shares attributable to RSUs that vested in 2018 which were transferred to Mr. Kelley's ex-wife pursuant to a domestic relations order prior to their vesting.

Potential Payments Upon Termination or Change in Control

Employment Agreements

        As described above in "Narrative Disclosure to Summary Compensation Table and Outstanding Equity Awards at Fiscal Year-End—Employment Agreements," we entered into employment agreements with Messrs. Erickson, Owens and Kelley in connection with the IPO and with Messrs. Brock and Christ shortly thereafter. The description of the employment agreements set forth below is a summary of the material features of the agreements regarding potential payments upon termination or a change in control. This summary, however, does not purport to be a complete description of all the provisions of the agreements that we have entered into with the executives. This summary is qualified in its entirety by reference to the employment agreements, which (i) for Messrs. Erickson, Owens and Kelley were filed as Exhibits 10.4, 10.5 and 10.6 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 14, 2016, (ii) for Mr. Brock was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on November 22, 2016 and (iii) for Mr. Christ was filed as Exhibit 10.11 to the Company's Annual Report on Form 10-K filed on February 27, 2018.

        Under the terms of the employment agreements, each Named Executive Officer is entitled to receive the following amounts upon a termination by the Company for "Cause" (as such term is defined below), upon a termination of employment by reason of death, disability, upon expiration of the term of the employment agreement, or upon the executive's termination without "Good Reason" (as such term is defined below): (a) payment of all accrued and unpaid base salary to the date of termination, (b) reimbursement of all incurred but unreimbursed business expenses to which the executive would have been entitled to reimbursement, and (c) benefits to which the executive is entitled under the terms of any applicable benefit plan or program (together, the "Accrued Rights"). If the termination is due to death or disability, Messrs. Erickson, Owens and Kelley will, in addition to the Accrued Rights, also be entitled to (x) a severance payment equal to one times the sum of the applicable Named Executive Officer's base salary on the date of termination and the average annual bonus for the two prior calendar years and (y) accelerated vesting of any outstanding time-based LTIP awards.

        Each Named Executive Officer is also entitled to receive the following amounts upon a termination by the executive for Good Reason or by the Company without Cause (each, a "Qualifying Termination"): (a) the Accrued Rights; (b) any earned but unpaid annual bonus for the prior year; (c) a prorated annual bonus for the year of termination (excluding Messrs. Brock and Christ); (d) a severance payment equal to the sum of (x) each Named Executive Officer's annual base salary times a multiple (for Messrs. Brock and Christ, 0.5; for Mr. Kelley, 1.5; and for Messrs. Erickson and Owens, 2.0) and (y) for Messrs. Kelley, Erickson and Owens, their respective average annual bonus for the two prior calendar years times the same multiple; (e) accelerated vesting of any outstanding LTIP awards (including time- and performance-vesting awards) held by the Executive as of the date of termination (except for Messrs. Brock and Christ); and (f) continued coverage under our group health plan for any COBRA period (during the first 6 months for Messrs. Brock and Christ, and up to 18 months for Messrs. Erickson and Owens) elected for the executive and the executive's spouse and eligible dependents, at no greater premium cost than that which applies to our active senior executive employees.

        In addition, if such Qualifying Termination occurs within the 12-month period following a Change in Control, the above entitlements would be modified as follows: (1) the respective multiple would increase to 1.0 for Messrs. Brock and Christ, 2.0 for Mr. Kelley, and 3.0 for Messrs. Erickson and Owens; (2) the continued COBRA coverage for Messrs. Brock and Christ would increase to 12 months; and (3) Messrs. Brock and Christ would be entitled to accelerated vesting of any outstanding LTIP awards.

        The following terms are defined under the employment agreements for our Named Executive Officers, and are qualified by reference to each Executive's agreement, substantially similar to as described below:

  •
  "Cause" generally means a determination by our board of directors (the "Board") (or its delegate) that the executive (a) has engaged in gross negligence, gross incompetence or willful misconduct in the performance of the executive's duties with respect to us or any of our affiliates, (b) has failed without proper legal reason to substantially perform the executive's duties and responsibilities to us or any of our affiliates, (c) has materially breached any provision of the employment agreement, (d) has committed an act of theft, fraud, embezzlement, misappropriation or willful breach of a fiduciary duty to us or any of our affiliates, or (e) has been convicted of, pleaded no contest to or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction). In order to terminate the executive's employment for Cause, the Board (or its delegate) must provide the executive with a written notice providing in reasonable detail the specific circumstances alleged to constitute Cause and the executive must not have cured or remedied the alleged Cause event (if susceptible to cure) in the Board's (or its delegate) good faith judgment within thirty (30) days for Messrs. Erickson, Owens and Kelley and within ten (10) days for Messrs. Brock and Christ after his receipt of such notice.

  •
  "Good Reason" generally means (a) a material diminution in the executive's base salary; (b) a material diminution in the executive's authority, duties, or responsibilities; (c) the involuntary relocation of the geographic location of the executive's principal place of employment by more than 50 miles from the location of the executive's principal place of employment as of the effective date of the employment agreement; or (d) a material breach by us of the employment agreement.

  •
  "Change in Control" generally means (a) a merger with another entity, consolidation involving the Company, or sale of all or substantially all of our assets if (i) our stockholders or holders of equity securities immediately prior to such transaction or event do not continue to own at least 50% of the voting power of the resulting entity in substantially the same proportions that they owned our equity securities prior to the transaction or event or (ii) the members of our board immediately prior to the transaction or event do not constitute at least a majority of the board of directors of the resulting entity immediately after the transaction or event; (b) the dissolution or liquidation of the Company; (c) when any person, entity, or "group" (as contemplated by section 13(d)(3) of the Securities Exchange Act of 1934, as amended) acquires or gains ownership or control of more than 50% of the combined voting power of the outstanding securities of the Company; or (d) as a result of or in connection with a contested election of directors, the persons who were members of our board immediately before such election cease to constitute a majority of the board.

        As described above, prior to the IPO, our Board accelerated the vesting of all outstanding Incentive Units and RUAs of Messrs. Erickson, Owens and Kelley, including the 2016 RUAs, in light of the holders' efforts in accomplishing certain corporate transactions that occurred in connection with the IPO.

        The foregoing description is not intended to be a comprehensive summary of the employment agreements and is qualified in its entirety by reference to such agreements, which are on file with the SEC. The following table sets forth the payments and benefits that would be received by each named executive officer in the event a termination of employment or a Change in Control of the Company had occurred on December 31, 2018, over and above any payments or benefits he or she otherwise would already have been entitled to or vested in on such date under any employment contract or other plan of the Company.

Executive	Termination of Employment by the Company without Cause or by Executive for Good Reason ($)	Termination by Company Without Cause or by the Executive for Good Reason within 12- months following Change of Control ($)	Termination of Employment by Death or Disability ($)	Termination of Employment by the Company for Cause, by Executive without Good Reason or by Certain Notice of Non-Renewal ($)
Mark A. Erickson
Cash Payments	2,751,082	4,126,623	1,375,541	—
Accelerated Equity	1,072,500	1,072,500	1,072,500	—
Reimbursement for COBRA premiums	23,217	23,217	—	—
Total	3,846,799	5,222,340	2,448,041	—
Matthew R. Owens
Cash Payments	2,000,649	3,000,974	1,000,325	—
Accelerated Equity	1,072,500	1,072,500	1,072,500	—
Reimbursement for COBRA premiums	23,217	23,217	—	—
Total	3,096,366	4,096,691	2,072,825	—
Russell T. Kelley, Jr.
Cash Payments	1,500,487	2,000,649	1,000,325	—
Accelerated Equity	988,094	988,094	988,094	—
Reimbursement for COBRA premiums	34,384	34,384	—	—
Total	2,522,965	3,332,627	1,988,419	—
Tom L. Brock
Cash Payments	167,500	335,000	—	—
Accelerated Equity	—	393,706	—	—
Reimbursement for COBRA premiums	11,461	22,923	—	—
Total	166,461	751,629	—	—
Eric J. Christ
Cash Payments	167,500	335,000	—	—
Accelerated Equity	—	498,703	—	—
Reimbursement for COBRA premiums	11,461	22,923	—	—
Total	166,461	856,626	—	—

Pay Ratio

        As required by Item 402(u) of SEC Regulation S-K, we are providing the following information about the ratio of the median annual total compensation of our employees and the annual total compensation of Mr. Erickson, our Chief Executive Officer. For the year ended December 31, 2018:

  •
  The median of the annual total compensation of all employees of our company was reasonably estimated to be $166,747.

  •
  The annual total compensation of Mr. Erickson, was $4,347,786.

  •
  Based on this information, the ratio of the annual total compensation of our chief executive officer to the median of the annual total compensation of all other employees is estimated to be 26.1 to 1.

        We identified our median employee by examining base wages plus cash bonuses of all individuals employed by us on December 31, 2018 (other than Mr. Erickson), whether full-time, part-time, or on a seasonable basis. We annualized wages and salaries for all permanent employees who were hired after January 1, 2018, as permitted by SEC rules. Once we identified our median employee, we added together all of the elements of such employee's compensation for 2018 in the same way that we calculate the annual total compensation of our named executive officers in the Summary Compensation Table. The following benefits were included in our median employee's annual total compensation for 2018: base salary, annual cash bonus, grant date fair value of equity awards and matching contributions we made to the employee's account under our 401(k) Employee Savings Plan.

        To calculate Mr. Erickson's annual total compensation, we used the amount reported in the "Total" column of our 2018 Summary Compensation Table.

Director Compensation

        Our non-employee directors received compensation in 2018 as reflected in the following table:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Marvin M. Chronister	106,500	129,991	236,491
Donald L. Evans	95,000	129,991	224,991
John S. Gaensbauer	80,000	129,991	209,991
Peter A. Leidel	102,708	129,991	232,699
Wayne W. Murdy	116,762	129,991	246,753
Patrick D. O'Brien	104,000	129,991	233,991

(1)
Reflects the aggregate of the pro-rated annual retainer, committee membership retainers, committee chair retainers (as applicable) and lead director retainer (as applicable) earned by each of our directors pursuant to our non-employee director compensation program (as described below) for services performed during 2018.

(2)
Amounts reported in this column represent the grant date fair value determined in accordance with FASB ASC Topic 718 of restricted stock units granted during 2018. The amounts shown are based on the closing price of our common stock on the day prior to the grant, which was May 3, 2018. The value ultimately received by the director may or may not be equal to the values reflected above. Amounts in this column do not correspond to the actual value that will be recognized by the director. See "Note 11—Unit and Stock-Based Compensation" to the financial statements in our Annual Report on Form 10-K relating to fiscal year 2018 for additional detail regarding assumptions underlying the value of these awards. Pursuant to SEC rules, the amounts shown in the table above for the restricted stock units exclude the effect of estimated forfeitures. In 2018, 9,103 restricted stock units were granted to each of our non-management directors, all of which remained outstanding as of December 31, 2018.

Narrative Disclosure to Director Compensation Table

        Our board of directors believes that attracting and retaining qualified non-employee directors on a going-forward basis will be critical to the future value growth and governance of our company. Our board of directors also believes that the compensation package for our non-employee directors should require a portion of the total compensation to be equity-based to align the interests of these directors with our stockholders. Under our current program, our non-employee directors receive the following:

  •
  An annual retainer of $80,000;

  •
  No board or committee meeting fees;

  •
  Committee membership retainers of:

  •
  $7,500 for the audit committee,

  •
  $7,500 for the executive committee,

  •
  $5,000 for the compensation committee, and

  •
  $4,000 for the governance/nominating committee;

  •
  Committee chair retainers of:

  •
  $20,000 for the audit committee,

  •
  $15,000 for the compensation committee,

  •
  $15,000 for the executive committee, and

  •
  $8,000 for the governance/nominating committee;

  •
  Annual equity grants of restricted stock units with a fair market value at grant of $130,000; and

  •
  Lead director retainer of $15,000.

Director Stock Ownership Guidelines

Feature	Non-Employee Director
Structure and Amount	3X Annual Cash Retainer
Shares that Count Towards Requirements	• Vested and unvested restricted stock units
• Shares purchased in the open market
• Shares beneficially owned within the immediate family
Time Period to Meet Compliance
No set time period, but cannot sell stock until requirements are satisfied, other than (i) shares withheld to satisfy tax withholding obligations and (ii) shares disposed to satisfy the exercise price of Company stock options.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2018, our last completed fiscal year, none of our executive officers served on the board of directors or compensation committee of a company that had an executive officer that served on our Board or Compensation Committee. Further, no member of our Board was an executive officer of a company in which one of our executive officers served as a member of the board of directors or compensation committee of that company.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company's "Corporate Governance Guidelines" cover the following principal subjects:

  •
  the size of the Board of Directors;

  •
  qualifications and independence standards for the Board of Directors;

  •
  director responsibilities;

  •
  service on other boards;

  •
  change in status;

  •
  the Chairman of the Board;

  •
  meetings of the Board and of independent directors;

  •
  Board interactions with external constituencies;

  •
  committee functions and independence of committee members;

  •
  compensation of the Board of Directors;

  •
  self-evaluation and succession planning;

  •
  director orientation and continuing education;

  •
  director attendance at the annual board meeting of stockholders;

  •
  ethics and conflicts of interest (a copy of the current "Corporate Code of Business Conduct and Ethics" is posted on the Company's website at www.extractionog.com);

  •
  stockholder communications with directors; and

  •
  access to senior management and to independent advisors.

        The Corporate Governance Guidelines are posted on the Company's website at www.extractionog.com. The Corporate Governance Guidelines will be reviewed periodically and as necessary by the Company's Nominating and Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board of Directors for its approval.

        The NASDAQ Global Select Market ("NASDAQ") has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NASDAQ rules.

Board Leadership

        The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that the optimal Board leadership structure may vary as circumstances warrant. Consistent with this understanding, independent directors consider the Board's leadership structure on an annual basis.

        The Board has determined that the optimal Board leadership structure for us was served by the role of Chairman of the Board being held by our Chief Executive Officer, Mr. Erickson. The Board determined that this leadership structure was optimal for us because it believed that having one leader serving as both the Chairman of the Board and Chief Executive Officer provides decisive, consistent and effective leadership. By meeting in executive sessions on a regular basis, the independent directors have the opportunity to identify and evaluate issues facing us, engaging in a frank and candid dialogue without management being present. In February 2017, the Nominating and Governance Committee, in connection with its annual review of the efficacy of the Board's leadership structure, determined to recommend to the Board that it designate Mr. Leidel as the independent lead director. The Board adopted the recommendation of the Nominating and Governance Committee at its March 2017 meeting and Mr. Leidel was appointed Lead Director of the Board. In February 2018, the Nominating and Governance Committee recommended and the Board designated Mr. Murdy as the Lead Director. The Lead Director is responsible for preparing an agenda for the meetings of the independent directors in executive session and for providing the independent directors' guidance and feedback to our management team.

Classified Board Structure

        In consultation with the Board, the Nominating and Governance Committee has determined that a classified board structure is appropriate for the Company. A classified board provides for stability, continuity and experience among our Board of Directors. In our industry in particular, long-term focus is critical. The time horizon required for successful exploration, development and production of oil and natural gas resources makes it vital that we have a Board that understands the implications of this process and has the ability to develop and implement long-term strategies while benefiting from an in-depth knowledge of the Company's business and operations. A classified board structure helps to ensure that there will be the continuity and stability of leadership required to navigate a challenging economic environment while resisting the pressure to focus on short-term results at the expense of the Company's long-term value and success. The future success of the Company depends in significant part on the ability to attract and retain capable and experienced directors. In this regard, we believe that longer terms for our directors will enhance director independence from both management and stockholder special interest groups.

Communications with the Board of Directors

        Stockholders or other interested parties can contact any director, any committee of the Board or our independent directors as a group, by writing to them c/o General Counsel, Extraction Oil & Gas, Inc., 370 17th Street, Suite 5300, Denver, Colorado 80202. Comments or complaints relating to the Company's accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member(s) of the Board.

Shareholder Outreach

        We engaged with the majority of our shareholders in 2018, as gathering and incorporating shareholder feedback is a priority of both management and the Board. Over the course of the year, our engagement team conducted 95 in-person meetings with our shareholders, including in-person meetings with 14 of our top 25 shareholders representing 64% of the Company's shares outstanding in aggregate.

Director Independence

        The Company's standards for determining director independence require the assessment of directors' independence each year. A director cannot be considered independent unless the Board of Directors affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NASDAQ.

        The Board of Directors has assessed the independence of each non-employee director under the Company's guidelines and the independence standards of the NASDAQ, and additionally considered transactions or relationships between such director and any members of the Company's senior management or their affiliates. The Board of Directors affirmatively determined that each of Messrs. Chronister, Evans, Gaensbauer, Leidel, Murdy and O'Brien are independent.

        In connection with its assessment of the independence of each non-employee director, the Board of Directors also determined that (a) Messrs. Chronister, Evans and Murdy are independent as defined in Section 10A of the Exchange Act and under the standards set forth by the NASDAQ applicable to members of the Audit Committee and (b) Messrs. Chronister, Leidel and O'Brien are independent under the Company's guidelines and standards set forth by the NASDAQ applicable to members of the Compensation Committee.

Financial Literacy of Audit Committee and Designation of Financial Experts

        The Board of Directors most recently evaluated each of the members of the Audit Committee for financial literacy and the attributes of a financial expert in March 2019. The Board of Directors determined that each of the Audit Committee members is financially literate and that Messrs. Chronister and Murdy are each an audit committee financial expert as defined by the SEC.

Oversight of Risk Management

        The Board of Directors as a whole oversees the Company's assessment of major risks and the measures taken to manage such risks. For example, the Board of Directors:

  •
  oversees the long-term strategic plans of the Company and assesses risks and efforts to mitigate such risks that would cause the Company to fail to achieve its strategic goals;

  •
  reviews management's capital spending plans, approves the Company's capital budget and requires that management present for Board review significant departures from those plans;

  •
  oversees management of the Company's commodity price risk through regular review with executive management of the Company's derivatives strategy;

  •
  monitors the Company's liquidity profile and its compliance with the financial covenants contained in its borrowing arrangements; and

  •
  has established specific dollar limits on the commitment authority of members of senior management for certain transactions and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions.

        The Company's Audit Committee is responsible for overseeing the Company's assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure. The Audit Committee is responsible for discussing with management the Company's significant financial risk exposures and the actions management has taken to monitor and control such exposures. Management and the Company's independent registered public accountants report regularly to the Audit Committee on those subjects. The Board of Directors does not consider its role in oversight of the Company's risk management function to be relevant to its choice of leadership structure.

Attendance at Annual Meetings

        The Board of Directors encourages all directors to attend the Annual Meetings, if practicable. All of our directors attended the 2018 Annual Meeting, and we anticipate that all of our directors will attend the 2019 Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 18, 2019, by (a) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (b) each Named Executive Officer of the Company, (c) each director and director nominee of the Company and (d) all directors and executive officers as a group. Unless otherwise noted, the mailing address of each person or entity named below is 370 17th Street, Suite 5300, Denver, Colorado 80202.

        All information with respect to the beneficial ownership of Common Stock has been furnished by or on behalf of the stockholders and is as of March 18, 2019. For each entity included in the table below, percentage ownership is calculated by dividing the number of shares reported as beneficially owned by such entity by the 169,314,622 shares of common stock outstanding on March 18, 2019.

	Beneficial Ownership of Common Stock
	Number of Shares	Percentage of Class
5% Stockholders
YT Extraction Co Investment Partners, LP(1)	20,340,747	12.0%
Yorktown Energy Partners X, L.P.(2)	17,554,262	10.4%
Yorktown Energy Partners IX, L.P.(3)	7,700,358	4.6%
Yorktown Energy Partners XI, L.P.(4)	4,309,079	2.6%
Capital World Investors(5)	11,649,000	6.9%
Luminus Energy Partners Master Fund, Ltd.(6)	11,183,995	6.6%
Morgan Stanley(7)	8,727,997	5.2%
Directors and Named Executive Officers:
Mark A. Erickson(8)	6,249,147	3.7%
Matthew R. Owens(9)	4,491,208	2.7%
Russell T. Kelley, Jr.(10)	2,964,174	1.8%
Tom L. Brock(11)	436,574	0.3%
Eric J. Christ(12)	439,455	0.3%
John S. Gaensbauer(13)	192,300	0.1%
Peter A. Leidel(13)	143,019	*
Marvin M. Chronister(13)	93,019	*
Patrick O'Brien(13)	166,954	0.1%
Wayne M. Murdy(13)	143,019	*
Donald L. Evans(13)	183,019	0.1%
Executive Officers and Directors as a Group (11 total):	15,501,888	9.2%

(1)
YT Extraction Company LP is the sole general partner of YT Extraction Co Investment Partners, LP. YT Extraction Associates LLC is the sole general partner of YT Extraction Company LP. As a result, YT Extraction Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by YT Extraction Co Investment Partners, LP. YT Extraction Company LP and YT Extraction Associates LLC disclaim beneficial ownership of the common stock held by YT Extraction Co Investment Partners, LP in excess of their pecuniary interest therein. Peter A. Leidel is a manager of YT Extraction Associates LLC. Mr. Leidel disclaims beneficial ownership of the common stock held by YT Extraction Co Investment Partners, LP. The address for YT Extraction Co Investment Partners, LP is 410 Park Avenue, 19 Floor, New York, New York 10022.

(2)
Yorktown X Company LP is the sole general partner of Yorktown Energy Partners X, L.P. Yorktown X Associates LLC is the sole general partner of Yorktown X Company LP. As a result, Yorktown X Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown Energy Partners X, L.P. Yorktown X Company LP and Yorktown X Associates LLC disclaim beneficial ownership of the common stock held by Yorktown Energy Partners X, L.P. in excess of their pecuniary interest therein. Mr. Leidel is a manager of Yorktown X Associates LLC. Mr. Leidel disclaims beneficial ownership of the common stock held by Yorktown Energy Partners X, L.P. The address for Yorktown Energy Partners X, L.P. is 410 Park Avenue, 19 Floor, New York, New York 10022.

(3)
Yorktown X Company LP is the sole general partner of Yorktown Energy Partners X, L.P. Yorktown X Associates LLC is the sole general partner of Yorktown X Company LP. As a result, Yorktown X Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown Energy Partners X, L.P. Yorktown X Company LP and Yorktown X Associates LLC disclaim beneficial ownership of the common stock held by Yorktown Energy Partners X, L.P. in excess of their pecuniary interest therein. Mr. Leidel is a manager of Yorktown X Associates LLC. Mr. Leidel disclaims beneficial ownership of the common stock held by Yorktown Energy Partners X, L.P. The address for Yorktown Energy Partners X, L.P. is 410 Park Avenue, 19 Floor, New York, New York 10022.

(4)
Yorktown IX Company LP is the sole general partner of Yorktown Energy Partners IX, L.P. Yorktown IX Associates LLC is the sole general partner of Yorktown IX Company LP. As a result, Yorktown IX Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown Energy Partners IX, L.P. Yorktown IX Company LP and Yorktown IX Associates LLC disclaim beneficial ownership of the common stock held by Yorktown Energy Partners IX, L.P. in excess of their pecuniary interest therein. Mr. Leidel is a manager of Yorktown IX Associates LLC. Mr. Leidel disclaims beneficial ownership of the common stock held by Yorktown Energy Partners IX, L.P. The address for Yorktown Energy Partners X, L.P. is 410 Park Avenue, 19 Floor, New York, New York 10022.

(5)
Pursuant to the Schedule 13G filed by Capital World Investors with the Securities and Exchange Commission on February 14, 2019, these shares are held by Capital World Investors, a division of Capital Research and Management Company and Capital World Investors has sole voting and dispositive power with respect to these shares. The address for Capital World Investors is 333 South Hope Street, Los Angeles, California 90071.

(6)
Pursuant to the Schedule 13G filed by Luminus Management LLC with the Securities and Exchange Commission on February 14, 2019, these shares are held by Luminus Energy Partners Master Fund, Ltd. for which Luminus Management, LLC serves as the investment manager. Jonathan Barrett is the ultimate beneficial owner of Luminus Management, LLC. Luminus Energy Partners Master Fund, Ltd., Luminus Management, LLC and Jonathan Barrett have shared voting and dispositive power with respect to these shares and disclaim beneficial ownership of these shares except to the extent of its or his pecuniary interest therein. The address for Luminus Management LLC is 1700 Broadway, 26th Floor, New York, New York 10019.

(7)
Pursuant to the Schedule 13G/A filed by Morgan Stanley with the Securities and Exchange Commission on February 12, 2019, Morgan Stanley has shared voting and dispositive power with respect to these shares. The principal address of Morgan Stanley is 1585 Broadway, New York, New York 10036.

(8)
Includes 271,956 shares of common stock held by Jane M. Erickson, 2,046,449 shares of common stock held by MAE Investment Properties 2016, LLC, 271,957 shares of common stock held by JME Investment Properties 2016, LLC and 81 shares of common stock held by MAE Holdings 2011 LLC. Mr. Erickson has voting and dispositive power over these shares but disclaims beneficial ownership over these shares in excess of his pecuniary interest in these shares. MAE Investment Properties 2016, LLC, and MAE Holdings 2011 LLC are entities owned by Mr. Erickson. Does not reflect 755,995 shares of common stock held by Extraction Employee Incentive, LLC an entity in which Mr. Erickson owns a membership interest. Includes (i) 250,000 unvested restricted stock units and (ii) 1,180,087 shares that may be acquired subject to options exercisable within 60 days at a weighted-average exercise price of $18.47. Includes 1,013,887 shares of restricted stock subject to performance vesting (the "PSAs"). The number of PSAs disclosed is the maximum number of shares of Common Stock that can be earned under the terms of the applicable award agreements and the final number of shares of Common Stock received by the executive officer is not determinable at this time.

(9)
Includes 1,910,411 shares of common stock held by OFI Properties LLC. Mr. Owens has voting and dispositive power over these shares but disclaims beneficial ownership over these shares in excess of his pecuniary interest in these shares. OFI Properties LLC is an entity owned by Mr. Owens. Does not reflect 755,995 shares of common stock held by Extraction Employee Incentive, LLC, an entity in which Mr. Owens owns a membership interest. Includes (i) 250,000 unvested restricted stock units and (ii) 1,087,950 shares that may be acquired subject to options exercisable within 60 days at a weighted-average exercise price of $18.72. Includes 495,154 shares of restricted stock subject to performance vesting (the "PSAs"). The number of PSAs disclosed is the maximum number of shares of Common Stock that can be earned under the terms of the applicable award agreements and the final number of shares of Common Stock received by the executive officer is not determinable at this time.

(10)
Does not reflect 755,995 shares of common stock held by Extraction Employee Incentive, LLC, an entity in which Mr. Kelley owns a membership interest. Includes (i) 230,325 unvested RSUs and (ii) 904,625 shares that may be acquired subject to options exercisable within 60 days at a weighted-average exercise price of $18.66. Includes 495,154 shares of restricted stock subject to performance vesting (the "PSAs"). The number of PSAs disclosed is the maximum number of shares of Common Stock that can be earned under the terms of the applicable award agreements and the final number of shares of Common Stock received by the executive officer is not determinable at this time.

(11)
Includes (i) 90,648 unvested RSUs and (ii) 41,880 shares that may be acquired subject to options exercisable within 60 days at a weighted-average exercise price of $15.53. Includes 235,788 shares of restricted stock subject to performance vesting (the "PSAs"). The number of PSAs disclosed is the maximum number of shares of Common Stock that can be earned under the terms of the applicable award agreements and the final number of shares of Common Stock received by the executive officer is not determinable at this time.

(12)
Includes (i) 116,248 unvested RSUs and (ii) 41,880 shares that may be acquired subject to options exercisable within 60 days at a weighted-average exercise price of $15.53. Includes 235,788 shares of restricted stock subject to performance vesting (the "PSAs"). The number of PSAs disclosed is the maximum number of shares of Common Stock that can be earned under the terms of the applicable award agreements and the final number of shares of Common Stock received by the executive officer is not determinable at this time.

(13)
Includes 9,103 unvested restricted stock units.

*
Less than 0.1%.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act, requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file initial reports of ownership of our equity securities and reports of changes in ownership of our equity securities with the SEC. Such persons are also required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during the fiscal year ended December 31, 2018, all Section 16(a) reporting persons complied with all applicable filing requirements in a timely manner.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Review of Related Party Transactions

        A "Related Party Transaction" is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest.

        "Related Person" means:

  •
  any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

  •
  any person who is known by us to be the beneficial owner of more than 5% of any class of our voting securities;

  •
  any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our Common Stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our Common Stock; and

  •
  any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

        Our board of directors adopted a written related party transactions policy in connection with the IPO. Pursuant to this policy, our Audit Committee will review all material facts of all Related Party Transactions. In determining whether to approve or ratify a transaction, the Audit Committee will take into account, among other factors it deems appropriate, (a) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (b) the extent of the Related Person's interest in the transaction and (c) whether the transaction is material to the Company.

Historical Transactions with Affiliates

Existing Owners Registration Rights Agreement

        In connection with the closing of the IPO, we entered into a registration rights agreement (the "Existing Owners Registration Rights Agreement") with Yorktown's funds and certain of our existing equity holders. The Existing Owners Registration Rights Agreement provides for customary rights for these stockholders to demand that we file a resale shelf registration statement and certain piggyback rights in connection with the registration of securities. In addition, the agreement grants these stockholders customary rights to participate in certain underwritten offerings of our common stock that we may conduct.

Demand Rights

        Subject to certain limitations, the equity holders party to the Existing Owners Registration Rights Agreement have the right to require us by written notice to prepare and file a registration statement registering the offer and sale of a certain number of their shares of our common stock. We are required to provide notice of the request to certain other holders of our common stock who may, in certain circumstances, participate in the registration. Subject to certain exceptions, we will not be obligated to effect a demand registration (a) on or before the date that is twelve months after the closing of the IPO, (b) on or before 180 days after any other registered underwritten offering of our equity securities, or (c) if we are not otherwise eligible at such time to file a registration statement on Form S-3 (or any applicable successor form).

Piggyback Rights

        Subject to certain exceptions, if at any time we propose to register an offering of equity securities or conduct an underwritten offering, whether or not for our own account and subject to the ability of the holders of 75% of the shares to waive such a right, then we must notify the equity holders party to the Existing Owners Registration Rights Agreement of such proposal to allow them to include a specified number of their shares of our common stock in that registration statement or underwritten offering, as applicable.

Conditions and Limitations; Expenses

        These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and our right to delay a registration statement under certain circumstances. We will generally pay all registration expenses in connection with our obligations under the Existing Owners Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective.

Series A Preferred Registration Rights Agreement

        The Series B Preferred Units converted in connection with the closing of the IPO into 185,280 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock"). In connection with the sale of the Series B Preferred Units, we entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the holders of the Series A Preferred Stock (the "Series A Preferred Holders") pursuant to which we filed a shelf registration statement registering the sale of the shares of common stock issuable upon conversion of the Series A Preferred Stock. Additionally, subject to certain exceptions and limitations, the Series A Preferred Holders will have certain piggyback rights under such agreement, which will allow the holders the option to include a specified number of shares of common stock they receive following the conversion of their Series A Preferred Stock in any underwritten offering of our equity securities.

Senior Notes

        Several lenders of our 2024 and 2026 Senior Notes are also 5% stockholders of the Company. As of the initial issuance in August 2017 of the $400.0 million principal amount on the 2024 Senior Notes, 5% stockholders had purchased $54.9 million of such notes. As of the initial issuance in January 2018 of the $750.0 million principal amount on the 2026 Senior Notes, 5% stockholders had purchased $56.2 million of such notes. In January 2018, we utilized net proceeds from the offering of the 2026 Senior Notes to tender for our 2021 Senior Notes and any 2021 Senior Notes not tendered were redeemed in February 2018; accordingly, the 2021 Senior Notes held by 5% stockholders were repurchased by the Company.

Employees

        Mr. Troy Owens, brother of Mr. Matthew R. Owens, our President and a member of our Board of Directors, is employed by us as an engineer. Consistent with market compensation for his services, Mr. Troy Owens received approximately $0.2 million in aggregate cash compensation relating to the fiscal year ended December 31, 2018. In addition, Mr. Troy Owens received certain long-term incentives during the same period in the form of restricted stock units that vest over a period of three years.

PROPOSAL THREE: TO APPROVE THE AMENDMENT AND RESTATEMENT TO OUR 2016 LONG TERM INCENTIVE PLAN, INCLUDING TO INCREASE THE AUTHORIZED SHARES

        Our stockholders are requested to approve the 2016 Amended and Restated Long Term Incentive Plan, which we refer to as the "2016 Plan." Stockholder approval of the 2016 Plan is required to, among other things, increase the number of shares of our common stock available and reserved for issuance under the 2016 Plan by and additional 12,000,000 shares. In addition, the 2016 Plan includes certain updates to reflect the repeal of the performance-based compensation exception under Section 162(m) of the Code as in effect prior to the enactment of the Tax Cuts and Jobs Act ("Former 162(m)"), except that we have retained the 2016 Plan's limits on awards to individual employees and we have made it clear that the performance criteria or other criteria set forth under the 2016 Plan may be used to establish performance goals for awards that are not intended to comply with Former Section 162(m). The amendment and restatement of the 2016 Plan was adopted and approved by the Board on March 28, 2019, subject to stockholder approval. Unless otherwise specified, the remainder of this discussion refers to the amended and restated 2016 Plan as if this proposal is approved by our stockholders.

Purpose of Voting for the Proposal to Approve the 2016 Plan

        The purpose of the Proposal THREE is to provide the Company with sufficient flexibility to continue to use the 2016 Plan to further the Company's compensation philosophy and programs. Absent an increase in the share reserve under the 2016 Plan, we do not expect to have sufficient shares to meet our anticipated equity compensation needs for the future, including fiscal year 2020. We rely on equity compensation to attract, retain and motivate key employees, link compensation with key business objectives and share price, and align interests with stockholders. The 2016 Plan is designed to attract and retain highly skilled quality personnel, upon whom the Company relies, to successfully administer and manage the Company and whose present and potential contributions to the welfare of the Company and its subsidiaries are of importance, by offering competitive incentive compensation opportunities intended to align the interests of participants with those of our stockholders. Approval of this Proposal THREE would further these objectives by allowing us to continue to grant equity awards to such individuals and to attract new talent.

        As of the record date hereof, a total of 10,809,912 shares of common stock were subject to awards that have been issued or granted under the 2016 Plan to eligible persons, and 5,728,717 shares of common stock are available for new future awards under the 2016 Plan before taking the proposed share increase into account.

        The Board has determined that it is in the best interests of the Company and our stockholders to approve the Proposal THREE. Absent such approval, the Board believes that the number of shares currently available for new award grants under the 2016 Plan does not give the Company sufficient flexibility to adequately provide for future incentives and, accordingly, recommends stockholders approve the Proposal THREE. If this Proposal THREE is not approved by our stockholders, we will continue to operate the 2016 Plan pursuant to its current provisions at the existing share limit.

Material Features of the 2016 Plan

        The following is a summary of the principal material features of the 2016 Plan, which was adopted and approved by our Board, subject to approval by our stockholders, on March 28, 2019. This summary does not purport to be a complete description of all of the provisions of the 2016 Plan. It is qualified in its entirety by reference to the full text of the 2016 Plan, which has been attached hereto as Appendix A. For the avoidance of doubt, such description will also apply to the 2016 Plan as amended by this Proposal THREE, other than with respect to the share reserve section.

Eligibility under the 2016 Plan; Award Limitation

        The classes of persons eligible to receive awards under the 2016 Plan include our and our subsidiaries' officers (including our named executive officers), non-officer employees, and such other persons who provide services to the Company or any of its subsidiaries (including our non-employee directors). An employee on leave of absence may be considered still in the employ of the Company or its subsidiaries for purposes of participation in the 2016 Plan. As of the record date hereof, the Committee has determined that approximately six officers, including our named executive officers, 285 non-officer employees, and seven other persons providing services to the Company and our subsidiaries (including our six non-employee directors) are currently eligible for awards under the 2016 Plan. More generally, the basis for participation under the 2016 Plan is determined by the Committee at the time such awards are made, when eligibility to receive such an award is also determined.

        The maximum number of shares that may be subject to each award, in each calendar year, is limited as follows (subject to adjustment under the 2016 Plan): (i) no person may be granted awards relating to more than 10,000,000 shares and (ii) no person may be granted awards (cash-settled or otherwise not stock-settled) having a value in excess of $50,000,000. Furthermore, a non-employee member of the Board may not be granted any award having a cumulative value greater than $5,000,000 in any calendar year, provided, however, that the limits are without regard to grants made to non-employee members of the Board as compensation for services provided in the individual's capacity as a director of the Company.

Administration

        The 2016 Plan is administered by a committee designated by our Board unless the Board elects to administer the 2016 Plan (the "Committee"). The Committee has the authority, in its sole discretion, to, among other things, administer and interpret the 2016 Plan, determine eligible persons as participants under the 2016 Plan, determine the type and amount of awards to be granted to eligible persons, and determine the terms and provisions applicable to each award. The Committee may also terminate or amend the 2016 Plan at any time, including increasing the number of authorized and reserved shares that may be granted, subject to stockholder approval. However, no Committee action may materially and adversely affect the rights of any participant under any previously granted and outstanding award without the consent of the affected participants.

Number of Shares

        Subject to adjustment in the event of any distribution, recapitalization, split, merger, reorganization, consolidation or similar corporate event, the number of shares available for issuance under the term of the 2016 Plan is currently 5,728,717 shares of our common stock (excluding shares subject to an award that has been previously issued under the 2016 Plan, but including shares relating to any portion of any such award that has been canceled, forfeited, settled in cash, withheld to satisfy tax obligations or otherwise terminated without delivery of shares to the participant in accordance with Section 4 of the 2016 Plan), provided that pursuant to this Proposal THREE, the Board is seeking stockholder approval to increase the total number of authorized shares by 12,000,000 additional shares. Shares subject to awards under the 2016 Plan that expire or are canceled, forfeited, exchanged, settled in cash or otherwise terminated, including shares withheld to satisfy exercise prices or tax withholding obligations or taxes relating to awards, will again be available for awards under the 2016 Plan. The shares of our common stock to be delivered under the 2016 Plan will be made available from authorized but unissued shares, shares held in our treasury, or previously issued shares reacquired by us, including by purchase on the open market.

Types of Awards

        The 2016 Plan authorizes the Committee to award cash- and equity-based awards, including options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, dividend equivalents, other stock-based wards, performance awards, annual incentive awards and other forms of awards granted or denominated in the Company's common shares or units of the Company's common stock. Any award may be structured to be paid or settled in cash. Since the adoption of the 2016 Plan, we have awarded only stock options, restricted stock units, and performance stock units pursuant to the 2016 Plan.

Stock Options

        The Committee is authorized to grant stock options and incentive stock options to eligible persons. A stock option, or option, is a right to purchase shares of our common stock at a specified price during specified time periods. It is anticipated that options will have an exercise price that may not be less than the fair market value of our common stock on the date of grant. Options granted under the 2016 Plan can be either incentive stock options (within the meaning of section 422 of the Code), which have certain tax advantages for recipients, or nonqualified options. No option will have a term that exceeds ten (10) years (or, for incentive stock options granted to any greater than 10% stockholder, five (5) years).

Stock Appreciation Rights

        The Committee is authorized to grant stock appreciation rights, which represent an award that, upon exercise, entitles a participant to receive the excess of the fair market value of our common stock on the exercise date over the grant price established for the stock appreciation right on the date of grant by the Committee. Such excess will be paid in a form (cash, shares of our common stock, etc.) determined by the Committee. It is anticipated that stock appreciation rights will have a grant price that may not be less than the fair market value of our common stock on the date of grant.

Restricted Stock

        The Committee is authorized to award restricted stock, which is an award of common stock that may be subject to restrictions that may lapse, separately or in combination, over a specified period of time or through the satisfaction of conditions (including based on achievement of one or more performance goals and/or future service requirements) as determined by the Committee on the date of grant, in its discretion.

Restricted Stock Units

        The Committee is authorized to grant restricted stock units, a notional share that entitles the grantee to receive shares of our common stock, cash, or a combination thereof, as determined by the Committee at the date of grant or at some future date if vesting criteria or other terms and conditions established by the Committee are met.

Bonus Stock and Awards in Lieu of Obligations

        The Committee is authorized to grant stock as a bonus or to grant stock in lieu of obligations to pay cash or deliver other property. A bonus stock award is a transfer of unrestricted shares of our common stock on terms and conditions determined by the Committee.

Dividend Equivalents

        The Committee is authorized to grant dividend equivalents, which entitle a participant to receive cash, common stock, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of our common stock, or other periodic payments. The Committee is authorized to grant dividend equivalents on a free-standing basis or in connection with another award (other than an award of restricted stock or stock award).

Other Awards

        The Committee is authorized, subject to limitations under applicable law, to grant other awards, including stock-based awards, which are award denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of our common stock.

Substitute Awards

        The Committee is authorized to grant awards in substitution for similar awards held for individuals who become eligible persons as a result of a merger, consolidation, or acquisition of another entity (or the assets of another entity) by or with us or one of our affiliates. Except as specifically provided in the 2016 Plan, the terms of outstanding awards may not be amended to reduce the exercise or grant price of outstanding option or stock appreciation rights or to cancel such outstanding awards in exchange for cash or other awards or the same awards with an exercise or grant price that is less than the original option or stock appreciation right without the approval of the stockholders.

Performance Awards

        The Committee is authorized to grant performance awards, a right to receive all or part of an award granted under the 2016 Plan contingent upon performance conditions as may be specified by the Committee in its discretion based upon specified levels of achievement of business or individual performance criteria or any other performance objectives or other basis as specified by the Committee. The Committee will determine the period over which certain specified performance goals or objectives must be met. The performance award may be paid in cash, common stock, other awards or other property, in the discretion of the Committee.

Merger, Recapitalization, or Change in Control

        If any change is made to our capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, merger or otherwise, which results in an increase or decrease in the number of outstanding shares of common stock, appropriate adjustments will be made by the Plan Administrator to the shares available under the 2016 Plan and the shares subject to awards granted under the 2016 Plan. The Plan Administrator will also have the discretion to make certain adjustments to awards in the event of a change in control, such as accelerating the exercisability of options or SARs, requiring the surrender of an award, with or without consideration, or making any other adjustment or modification to the award that the Plan Administrator feels is appropriate in light of the transaction.

Termination of Employment or Service

        The consequences of a termination of a participant's employment or service relationship will be determined by the Committee and specified in the terms of the relevant award agreement.

Tax Withholding

        The Committee has discretion and is authorized to withhold from any award granted or any payment relating to an award, the amount necessary to satisfy obligations for the payment of withholding and other taxes due or potentially payable involving an award.

Modification, Amendment or Termination of the 2016 Plan

        Unless sooner terminated by the Board, the 2016 Plan will terminate on its tenth anniversary from the date of its approval by our stockholders on May 15, 2029.

        The Board may amend, alter, suspect, discontinue or terminate the 2016 Plan or the Committee's authority to grant awards under the 2016 Plan provided that any such amendment or alteration shall be subject to the approval of stockholders no later than the next annual meeting if such stockholder approval is required by applicable law or regulation.

New Plan Benefits

        We cannot provide a new plan benefits table for the 2016 Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2016 Plan if the 2016 Plan, as amended, was then in effect, as described in the federal proxy rules, because all awards made under the 2016 Plan will be made at the Committee's discretion, subject to the terms of the 2016 Plan. Therefore, the benefits and amounts that will be received or allocated under the 2016 Plan are not determinable at this time.

Additional Information With Regard to Options

        As described above, the 2016 Plan provides for the grant of options to purchase shares of our common stock. Such options have an exercise price per share of common stock that is generally not less than the greater of the par value per share of the common stock underlying such option, or 100% the fair market value per share of common stock as of the date of grant of the option award (or, 110% in the case of an incentive stock option granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of common stock of the Company or its parent or subsidiary).

        The exercise prices, expiration dates and other material conditions (including vesting) upon which the options may be exercised are stated in each option agreement, including the consideration received or to be received by the Company for the grant or extension of an option. Such consideration may include, without limitation, cash, stock, or other awards granted under other plans of the Company or any Subsidiary, or other property (including notes or other contractual obligations of the participants to make payment on a deferred basis). No option may be exercisable for a period of more than ten (10) years following the date of grant of the option (or in the case of an incentive stock option granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, for a period of more than five (5) years following the date of grant).

        The closing market price for a Company common share as of March 25, 2019 was $4.15 per share.

U.S. Federal Income Tax Consequences of Awards under the 2016 Plan

        The following is a brief, general summary of certain federal income tax consequences applicable to awards based on current federal income tax laws, regulations (including proposed regulations), and judicial and administrative interpretations. Federal income tax laws and regulations are amended frequently, and such amendments may or may not be retroactive. Individual circumstances may vary these results. Further, employees and other award recipients may be subject to taxes other than federal income taxes, such as federal employment taxes, state and local income taxes and estate or inheritance taxes. This summary is not intended as tax advice to plan participants.

Incentive Stock Options

        The grant of an incentive stock option will not be a taxable event for the grantee until exercise (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two (2) years after the date of grant and for one (1) year after the date of exercise (the "holding period requirement"). The Company will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

        If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. The Company will be allowed a business expense deduction to the extent the grantee recognizes ordinary income.

Non-Qualified Options

        The grant of an option will not be a taxable event for the grantee or for the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). The Company will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Awards

        In the absence of a Section 83(b) election (as described below), a participant who receives a restricted stock award will recognize no income at the time of grant. When the restrictions lapse, a participant will recognize ordinary income equal to the fair market value of the stock when the restrictions lapse over the amount paid (if any) for the stock. As the restrictions applicable to a restricted stock award lapse, the participant will include the applicable portion of the shares that vests as ordinary income. The participant's basis in the common stock is equal to the amount included in income on the expiration of the restrictions and the amount paid (if any), and the holding period will begin when the restrictions end. Any disposition of the restricted stock will result in a long- or short-term capital gain or loss (depending on the time the common stock is held after the restrictions end). We generally will be entitled to a deduction equal to the fair market value of the common stock when it is included in the participant's income, and will also be entitled to a business expense deduction for dividends paid to the participant (if any) on common stock that remains subject to restrictions (in each case subject to the limits of Section 162(m)).

        If a Section 83(b) election is made within 30 days of the grant of the award, the participant must recognize the fair market value of the restricted stock on the date of grant as ordinary income as of the date of grant, and the holding period for long-term capital gains treatment would begin at the time the restricted stock award is granted. We generally would be entitled to a corresponding business expense deduction for the grant (subject to the limits of Section 162(m)), but dividends on the stock would not be deductible. Any subsequent disposition of the stock by the participant, other than by forfeiture, would result in capital gain or loss, which would be long- or short-term, depending on the holding period. Upon a subsequent forfeiture of restricted stock with respect to which a Section 83(b) election has been made, no deduction will be allowed in respect of the amount included as income at the time the Section 83(b) election was made; however, the participant will generally be allowed a loss deduction equal to the amount (if any) the participant paid for the restricted stock over the amount (if any) we paid the participant for the restricted stock at the time it is forfeited.

        If required, income tax must be withheld from the participant on the income recognized by the participant at the time the restrictions on the restricted stock lapse (or grant of the restricted stock, in the event the participant makes a Section 83(b) election).

Restricted Stock Units

        A participant will not recognize any income at the time an RSU is granted, nor will we be entitled to a deduction at that time. When payment on an RSU is made, the participant will recognize ordinary income in an amount equal to the fair market value of the common stock received (or if the RSU is settled in cash, the cash amount). If required, income tax must be withheld on the income recognized by the participant. We will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limits of Section 162(m).

Stock Appreciation Rights

        The grant of stock appreciation rights will not be a taxable event for the participant or for the Company. Upon exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the difference between the aggregate fair market value of the shares with respect to the number of shares that the stock appreciation right is exercised over the aggregate base price for such shares subject to the stock appreciation right. We generally will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary compensation income (subject to the limits of Section 162(m)).

        If required, income tax must be withheld from the participant on the income recognized by the participant upon exercise of a stock appreciation right.

Dividend Equivalent Rights

        A recipient of dividend equivalent rights generally will recognize ordinary income at the time the dividend equivalent right is paid. If required, income tax must be withheld on the income recognized by the participant. We will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limits of Section 162(m).

Section 162(m) Limitation

        Section 162(m) of the Code generally provides that publicly held companies (as defined in Section 162(m)(2) of the Code) may not deduct compensation paid to certain of their top executive officers to the extent such compensation exceeds $1 million per covered officer in any year. For taxable years beginning prior to 2018, a limited exception to Section 162(m) has applied with respect to "performance-based compensation" that complies with conditions imposed by former Section 162(m) rules. However, this exception from Section 162(m)'s deduction limit for performance-based compensation has been repealed by the Tax Cuts and Jobs Act, effective for taxable years beginning after December 31, 2017, except with respect to certain grandfathered arrangements in effect as of November 2, 2017. Additionally, under a Section 162(m) transition rule for compensation plans or agreements of corporations which are privately held and which become publicly held in an IPO, compensation paid under a plan or agreement that existed prior to the IPO will not be subject to

Section 162(m) until the earliest of (1) the expiration of the plan or agreement, (2) a material modification of the plan or agreement, (3) the issuance of all employer stock and other compensation that has been allocated under the plan, or (4) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the year of the IPO. Historically, awards granted under the 2016 Plan to our covered executive officers have been intended to qualify for one of the two exceptions from Section 162(m)'s $1 million deduction limit described above. However, going forward, to the extent that the above exceptions do not apply, compensation paid to our covered executive officers (as defined by current Section 162(m) rules) in excess of $1 million will not be deductible.

Section 409A

        Section 409A of the Code imposes certain requirements on non-qualified deferred compensation arrangements. These include requirements on an individual's election to defer compensation and the individual's selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual's separation from service, a predetermined date, or the individual's death). Section 409A imposes restrictions on an individual's ability to change his or her distribution timing or form after the compensation has been deferred. For specified officers, Section 409A requires that such individual's distribution commence no earlier than six months after such officer's separation from service. Certain awards under the 2016 Plan may be designed to be subject to the requirements of Section 409A in form and in operation. For example, restricted stock units that provide for a settlement date following the vesting date may be subject to Section 409A. If an award under the 2016 Plan is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the requirements of Section 409A, Section 409A imposes an additional 20% federal penalty tax on compensation recognized as ordinary income, as well as, in certain cases, interest on such deferred compensation.

Current Outstanding Options

        The following table includes the amount of options received or to be received by the following persons.

Name and position	Options (#)
Mark A. Erickson, Chief Executive Officer and Chairman of the Board	1,770,130
Matthew R. Owens, President and Director	1,631,924
Russell T. Kelley, Jr., Chief Financial Officer	1,631,924
Tom L. Brock, Vice President, Chief Accounting Officer	62,821
Eric J. Christ, Vice President, General Counsel & Corporate Secretary	62,821
Total for all current executive officers (including named executive officers)	5,159,620
Total for all current directors who are non-executive officers	0
Total for all employees (including current non-executive officers)	5,244,428

Equity Compensation Plan Information

        The following table sets forth the number of the Company's common shares subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future awards under our equity compensation plans, in each case, as of the end of the most recently completed fiscal year.

Plan Category	(a) Number of Common Shares to be Issued Upon Exercise of Outstanding Options and Rights	(b) Weighted-average Exercise Price of Outstanding Options and Rights	(c) Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a))
Equity compensation plans approved by our stockholders	5,244,428	$18.51	5,728,717
Equity compensation plans not approved by our stockholders	0	—	—
Total	5,244,428	$18.51	5,728,717

Vote Required

        The approval of this Proposal THREE requires the affirmative vote of a majority of votes cast by the holders of a majority of the shares represented at the annual meeting, in person or by proxy, and entitled to vote. Votes case FOR or AGAINST and abstentions will be counted as shares entitled to vote. As a result, abstentions will have the same effect as votes against this proposal. Because brokers do not have discretionary authority to vote on this proposal, broker non-votes will not affect the outcome of the vote on this proposal. All members of the Board and all of the Company's executive officers are eligible for awards under the 2016 Plan and thus have a personal interest in the approval of Proposal THREE to the 2016 Plan. For the approval of this Proposal THREE, you may vote "FOR" or "AGAINST" or abstain from voting.

Recommendation

        The Board of Directors unanimously recommends that stockholders vote FOR the approval of the amendment and restatement of our 2016 Long Term Incentive Plan, including to increase the number of authorized shares of common stock available and reserved for issuance under such plan by 12,000,000 shares to an aggregate of 32,200,000 shares.

PROPOSAL FOUR: ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

        Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the "Dodd-Frank Act"), the stockholders of the Company are entitled to vote at the annual meeting on the compensation of the Company's named executive officers, as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only and is not binding on the Company or the Board of Directors.

        Although the vote is non-binding, the Compensation Committee and the Board of Directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions.

        As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation program aligns with our business strategy, focuses on long-term value creation for our stockholders and delivers pay relative to our performance, which will attract and retain experienced, talented executives to ensure the Company's success. Please read the "Compensation Discussion and Analysis" beginning on page 13 for additional details about our executive compensation program, including information about the compensation of our Named Executive Officers during 2018.

        During 2018, the Compensation Committee administered an annual cash bonus program and long-term equity incentive program, in both cases to ensure that such programs are competitively structured, are aligned with our short and long-term strategic goals and reflect a strong pay-for-performance orientation.

        Below are the key actions taken and decisions made regarding the Company's executive compensation program in 2018, as approved by the Compensation Committee with input from its independent compensation consultant:

  •
  administered a cash bonus program, pursuant to which our Compensation Committee evaluated the Company's performance for 2018 against pre-established qualitative and quantitative goals in order to determine the value of the cash bonuses paid to each of our Named Executive Officers;

  •
  due to the negative stock price performance of the Company during 2018, the Compensation Committee used its discretion to reduce the amount of the annual incentive bonuses paid to our Chief Executive Officer, President and Chief Financial Officer under the formulaic terms of our performance-based cash bonus program; and

  •
  administered a long-term equity incentive award structure comprised of PSAs that vest based on the Company's (i) relative total shareholder return compared to a group of peer companies, (ii) absolute shareholder return and (iii) cash return on capital invested, all over a three-year performance period.

        Our Compensation Committee and our Board have determined that the Company's Named Executive Officer compensation aligns with our business strategy, focuses on long-term value creation for our stockholders and delivers competitive pay relative to our performance, and therefore the Board recommends that you vote "FOR" the approval, on a non-binding advisory basis, of the Company's Named Executive Officer compensation as disclosed pursuant to the SEC's compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the related tables and disclosure in this Proxy Statement).

Vote Required

        The advisory vote on executive compensation in this Proposal FOUR requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to be voted at the Annual Meeting. Votes cast FOR or AGAINST and abstentions with respect to this Proposal FOUR will be counted as shares entitled to vote on the Proposal. For these purposes, brokers have the discretion to vote if they do not receive voting instructions from the beneficial owner. A vote to ABSTAIN will have the effect of a vote AGAINST the Proposal.

Recommendation

        The Board of Directors unanimously recommends that stockholders vote FOR the approval, on an advisory basis, of the executive compensation of the Named Executive Officers.

 AUDIT COMMITTEE REPORT

        The information contained in this Audit Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

        The Board of Directors has determined that all current Audit Committee members are (i) independent, as defined in Section 10A of the Exchange Act, (ii) independent under the standards set forth under the NASDAQ Market Rules and (iii) financially literate. In addition, Messrs. Chronister and Murdy qualify as audit committee financial experts under the applicable rules promulgated pursuant to the Exchange Act. The Audit Committee is a separately designated standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter amended as of November 2, 2018, which is reviewed annually.

        Management is responsible for our system of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements and (iii) the independence and performance of our auditors.

        The Audit Committee has reviewed and discussed with our management and the independent accountants the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent accountants matters required to be discussed by standards of the Public Company Accounting Oversight Board ("PCAOB").

        Our independent accountants also provided to the Audit Committee the written disclosure required by applicable requirements of the PCAOB regarding independent accountant's communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent accountants that firm's independence.

        Based on the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC.

Audit Committee of the Board of Directors
Wayne W. Murdy, Chairman Marvin M. Chronister, Member Donald L. Evans, Member

STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES

        Any stockholder of the Company who desires to make a nomination of a director nominee or to submit any other proposal for inclusion in the Company's 2020 proxy materials must submit such nomination or proposal in writing to the Company, at its principal executive offices at 370 17th Street, Suite 5300, Denver, Colorado 80202, no earlier than December 7, 2019 and no later than January 6, 2020. However, if the annual meeting of stockholders to be held in 2020 is scheduled for a date more than 30 days before or 60 days after the anniversary of the Annual Meeting, the proposal must be submitted to the Company at its principal executive offices no earlier than 120 before and not later than 90 days before the date of the annual meeting of stockholders to be held in 2020. We will only consider nominations and proposals that meet the requirements of the applicable rules of the SEC and our Bylaws (the "Bylaws").

        It is the responsibility of the Nominating and Governance Committee to identify, evaluate and recommend to the Board of Directors nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings. The Nominating and Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. oil and gas company; who exhibit sound judgment, intelligence, personal character and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to director duties; and who are likely to be able to serve on the Board of Directors for a sustained period.

        While the Board of Directors does not have a formal policy on diversity, the Nominating and Governance Committee endeavors to achieve an overall balance of diversity among our directors, and it is expected that the Nominating and Governance Committee will view diversity broadly to include diversity of backgrounds, skills and viewpoint as well as traditional diversity concepts such as race or gender, in order to achieve optimal enhancement of the current mix of talent and experience on the Board. The Nominating and Governance Committee believes it has achieved that balance through the representation on the Board of Directors of members having experience in the oil and gas industry, accounting and investment analysis and legal and corporate governance, among other areas; however, the Nominating and Governance Committee is currently evaluating candidates with a particular focus on increasing the Board's gender diversity. The Nominating and Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

        In identifying potential director candidates, the Nominating and Governance Committee solicits recommendations from existing directors and senior management, to be considered by the Nominating and Governance Committee along with any recommendations that have been received from stockholders as discussed in more detail below. The Nominating and Governance Committee may also, in its discretion, retain, and pay fees to, a search firm to provide additional candidates.

        The Nominating and Governance Committee will consider any nominee recommended by stockholders as described above. The Company will evaluate director nominees proposed by stockholders on the same basis as recommendations received from any other source. With respect to each such nominee, the following information must be provided to the Company with the written nomination:

  •
  the name and address of the nominating stockholder, as they appear on the Company's books and of such beneficial owner, if any;

  •
  the nominee's name and address and other personal information;

  •
  a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder or beneficial owner and each proposed nominee;

  •
  a completed and signed questionnaire, representation and agreement, pursuant to the Company's Bylaws, with respect to each nominee for election or re-election to the Board; and

  •
  all other information required to be disclosed pursuant to the Company's Bylaws and Regulation 14A of the Exchange Act.

        Further, the Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Board or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.

        The Company suggests that any such proposal be sent by certified mail, return receipt requested.

SOLICITATION OF PROXIES

        Solicitation of proxies may be made via the Internet, by mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Common Stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. The Company will bear all costs of solicitation.

STOCKHOLDER LIST

        In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Denver, Colorado, a list of stockholders entitled to vote at the Annual Meeting. The list will be available for inspection during ordinary business hours for a period of ten days before the Annual Meeting at our offices located at 370 17th Street, Suite 5300, Denver, Colorado 80202. The list of stockholders will also be available to stockholders during the Annual Meeting through the link www.virtualshareholdermeeting.com/XOG2019.

AVAILABILITY OF CERTAIN DOCUMENTS

        A copy of our 2018 Annual Report on Form 10-K has been posted on the Internet at www.proxyvote.com along with this Proxy Statement and our proxy materials. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail without charge, upon written request, a copy of our 2018 Annual Report on Form 10-K, including exhibits, to any stockholder. Please send a written request to our General Counsel at:

    Extraction Oil & Gas, Inc.
    370 17th Street, Suite 5300
    Denver, Colorado 80202
    Attention: General Counsel
    Or by calling: 720-557-8300

        The charters for our Audit, Compensation, and Nominating and Governance Committees, as well as our Corporate Governance Guidelines, our Corporate Code of Business Conduct and Ethics and our Financial Code of Ethics are in the "Corporate Governance" section of our corporate website, which is www.extractionog.com, and are also available in print without charge upon written request to our General Counsel at the address above.

        Stockholders residing in the same household who hold their stock through a bank or broker may receive only a single copy of the Notice and, if applicable, our proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the Notice and, if applicable, our proxy materials to such stockholders upon receipt of a written or oral request to our General Counsel at the address above, or by calling (720) 557-8300.

        If you hold your shares in street name and reside in a household that received only one copy of the Notice and, if applicable, our proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the Notice and, if applicable, our proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

OTHER MATTERS

        As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

LOCATION OF ANNUAL MEETING

        The 2019 Annual Meeting of Stockholders will be held virtually, conducted via live audio webcast. You will be able to attend the annual meeting of stockholders online and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/XOG2019.

Appendix A

2016 Amended and Restated Long Term Incentive Plan

EXTRACTION OIL & GAS, INC.
2016 AMENDED AND RESTATED LONG TERM INCENTIVE PLAN

A-i

A-ii

EXTRACTION OIL & GAS, INC.
Amended and Restated 2016 Long Term Incentive Plan

        1.    Purpose.    The purpose of the Extraction Oil & Gas, Inc. Amended and Restated 2016 Long Term Incentive Plan (the "Plan") is (a) to provide a means through which Extraction Oil & Gas, Inc., a Delaware corporation (the "Company"), and its Subsidiaries may attract and retain able persons as employees, directors, and consultants of the Company and its Subsidiaries and (b) to provide a means whereby those persons upon whom the responsibilities for the successful administration and management of the Company and its Subsidiaries rest, and whose present and potential contributions to the welfare of the Company and its Subsidiaries are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company, thereby strengthening such persons' concern for the welfare of the Company and its Subsidiaries and their desire to remain employed. A further purpose of the Plan is to provide such employees, directors, and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the Plan primarily provides for the granting of Incentive Stock Options, options which do not constitute Incentive Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Dividend Equivalents, Bonus Stock, Other Stock-Based Awards, Annual Incentive Awards, Performance Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein.

        2.    Definitions.    For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

          (a)   "Annual Incentive Award" means a conditional right granted to an Eligible Person under Section 8(c) hereof to receive a cash payment, Stock, or other Award, unless otherwise determined by the Committee, after the end of a specified year.

          (b)   "Award" means any award of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Dividend Equivalents, Bonus Stock, Other Stock-Based Awards, Annual Incentive Awards, or Performance Awards, together with any other right or interest granted to a Participant under the Plan.

          (c)   "Beneficiary" means one or more persons, trusts, or other entities which have been designated by a Participant, in his or her most recent written beneficiary designation filed with the Committee, to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(a) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term "Beneficiary" means the persons, trusts, or other entities entitled by will or the laws of descent and distribution to receive such benefits.

          (d)   "Board" means the Company's Board of Directors.

          (e)   "Bonus Stock" means Stock granted as a bonus pursuant to Section 6(f).

          (f)    "Change in Control" means, except as otherwise provided in an Award agreement, the occurrence of any of the following events:

              (i)  The consummation of an agreement to acquire or a tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by any Person of, 50% or more of either (x) the then outstanding shares of Stock (the "Outstanding Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B), and (C) of paragraph (iii) below;

             (ii)  Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board;

            (iii)  Consummation of a reorganization, merger, consolidation, sale, or other disposition of all or substantially all of the assets of the Company, or an acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (A) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock or common equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company, or all or substantially all of the Company's assets either directly or through one or more subsidiaries), (B) if any Person (excluding any employee benefit plan (or related trust) of the Company or the entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body of such entity, such ownership results solely from ownership of the Company that existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

            (iv)  Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

  Notwithstanding the foregoing, for purposes of any Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules, to the extent the impact of a Change in Control on such an Award would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules, a Change in Control for purposes of such Award will mean a Change in Control that is also a "change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation" within the meaning of the Nonqualified Deferred Compensation Rules.

          (g)   "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

          (h)   "Committee" means a committee of two or more directors of the Board designated by the Board to administer the Plan; provided, however, that unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be a Qualified Member.

          (i)    "Dividend Equivalent" means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

          (j)    "Effective Date" means the date of the Plan's establishment, as described in Section 10(m), which is May 15, 2019.

          (k)   "Eligible Person" means all officers and employees of the Company or of any of its Subsidiaries, and other persons who provide services to the Company or any of its Subsidiaries, including directors of the Company. An employee on leave of absence may be considered as still in the employ of the Company or any of its Subsidiaries for purposes of eligibility for participation in the Plan.

          (l)    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

          (m)  "Fair Market Value" means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on the immediately preceding date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, the average between the reported high and low bid and asked prices of Stock on the most recently preceding date on which Stock was publicly traded; (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including, without limitation, the Nonqualified Deferred Compensation Rules; or (iv) on the date of a Qualifying Public Offering of Stock, the offering price under such Qualifying Public Offering.

          (n)   "Incentive Stock Option" or "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.

          (o)   "Incumbent Board" means the portion of the Board constituted of the individuals who are members of the Board as of the Effective Date and any other individual who becomes a director of the Company after the Effective Date and whose election or appointment by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.

          (p)   "Nonqualified Deferred Compensation Rules" means the limitations or requirements of section 409A of the Code and the guidance and regulations promulgated thereunder.

          (q)   "Option" means a right, granted to an Eligible Person under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

          (r)   "Other Stock-Based Awards" means Awards granted to an Eligible Person under Section 6(i) hereof.

          (s)   "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

          (t)    "Performance Award" means an Award, granted to an Eligible Person under Section 8 hereof, the grant, vesting, exercisability and/or settlement of which (and/or the timing or amount thereof) is subject to the achievement of one or more performance goals specified by the Committee.

          (u)   "Person" means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person's Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act, provided that "registrant" as used in Rule 12b-2 shall mean the Company), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single "Person."

          (v)   "Qualifying Public Offering" means a firm commitment underwritten public offering of Stock for cash where the shares of Stock registered under the Securities Act are listed on a national securities exchange.

          (w)  "Qualified Member" means a member of the Committee who is (i) a "nonemployee director" within the meaning of Rule 16b-3(b)(3) and (ii) "independent" under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.

          (x)   "Restricted Stock" means Stock granted to an Eligible Person under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

          (y)   "Restricted Stock Unit" means a right, granted to an Eligible Person under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified period (which may or may not be coterminous with the vesting schedule of the award).

          (z)   "Rule 16b-3" means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as from time to time in effect and applicable to the Plan and Participants.

          (aa) "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

          (bb) "Stock" means the Company's Common Stock, par value $ 0.01 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 9.

          (cc) "Stock Appreciation Right" or "SAR" means a right granted to an Eligible Person under Section 6(c) hereof.

          (dd) "Subsidiary" means with respect to the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

        3.    Administration.

          (a)    Authority of the Committee.    The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the "Committee" shall be deemed to include references to the "Board." Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and/or the number of shares of Stock, Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Dividend Equivalents, Bonus Stock, Other Stock-Based Awards, Annual Incentive Awards, Performance Awards, as applicable, or any combination thereof, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of any Options, (B) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (C) except as otherwise provided herein, the effect of termination of employment, or the service relationship with the Company, of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of vesting or exercisability of any Award that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) delegate its duties under the Plan (including, but not limited to, the authority to grant Awards) to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties where such delegation would violate applicable state or foreign corporate law, or with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to section 16(b) of the Exchange Act; (ix) subject to Section 10(f), terminate, modify or amend the Plan; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 and section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 3(a) shall be final and conclusive.

          (b)    Manner of Exercise of Committee Authority.    At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Eligible Person who is then subject to section 16 of the Exchange Act in respect of the Company may be taken either (a) by the full Board, (b) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (c) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), or authorized by the full Board (if required for purposes of the exemption under Rule 16b-3(d)(1)), shall be the action of the Committee for purposes of the Plan. Any action of the Committee shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, stockholders, Participants, Beneficiaries, and transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any of its Subsidiaries, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company. The Committee may appoint agents to assist it in administering the Plan.

          (c)    Limitation of Liability.    The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Subsidiaries, the Company's legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any of its Subsidiaries acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

        4.    Stock Subject to Plan.

          (a)    Overall Number of Shares Available for Delivery.    Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved, authorized and available for issuance in connection with Awards under the Plan shall not exceed 32,200,000 shares (which reflects an increase of 12,000,000 shares of Stock in addition to the amount of shares of Stock reserved, authorized and remaining available under the Company's 2016 Long Term Incentive Plan as in effect immediately prior to the Effective Date), and such total will be available for the issuance of Incentive Stock Options. Such total number of shares shall also be available for issuance pursuant to any other awards of restricted stock granted to Eligible Persons that may be accounted for as compensation expense by the Company.

          (b)    Application of Limitation to Grants of Awards.    No Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

          (c)    Availability of Shares Not Issued under Awards.    Shares of Stock subject to an Award under the Plan that expire or are canceled, forfeited, exchanged, settled in cash or otherwise terminated, including (i) shares forfeited with respect to Restricted Stock, (ii) the number of shares withheld in payment of any exercise or purchase price of an Award or taxes relating to Awards, and (iii) the number of shares surrendered in payment of any exercise or purchase price of an Award or taxes relating to any Award, will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

          (d)    Stock Offered.    The shares of Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

        5.    Eligibility; Per Person Award Limitations.    Awards may be granted under the Plan only to Persons who are Eligible Persons at the time of grant thereof. In each calendar year, during any part of which the Plan is in effect, an Eligible Person may not be granted (a) Awards (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of shares of Stock) relating to more than 10,000,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9 and (b) Awards designated to be paid only in cash, or the settlement of which is not based on a number of shares of Stock, having a value determined on the date of grant in excess of $50,000,000, in each case, multiplied by the number of full or partial calendar years in any performance period established with respect to the Award, if applicable. In each calendar year during any part of which the Plan is in effect a nonemployee member of the Board may not be granted Awards of any type under the Plan having a total cumulative value (determined, if applicable, pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718) greater than $5,000,000; provided that, the limits set forth in this Section 5 shall be without regard to grants of Awards, if any, made to a nonemployee member of the Board as compensation for services provided by such individual to the Company or of any of its Subsidiaries other than in the individual's capacity as a director of the Company.

        6.    Specific Terms of Awards.

          (a)    General.    Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(f)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant, or termination of the Participant's service relationship with the Company, and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have any discretion to accelerate the terms of payment of any Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules if such acceleration would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules, in each case, unless the Committee makes an informed decision based on consultation with legal counsel to take such action and disqualify the Award from meeting such requirements of the Nonqualified Deferred Compensation Rules due to other considerations.

          (b)    Options.    The Committee is authorized to grant Options to Eligible Persons on the following terms and conditions:

            (i)    Exercise Price.    Each Option agreement shall state the exercise price per share of Stock (the "Exercise Price"); provided, however, that except as provided in Section 9, the Exercise Price per share of Stock subject to an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any Subsidiary, 110% of the Fair Market Value per share of the Stock on the date of grant).

            (ii)    Time and Method of Exercise; Other Terms.    The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such Exercise Price may be paid or deemed to be paid, the form of such payment, including without limitation cash, Stock, other Awards or awards granted under other plans of the Company or any Subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 6(d), and any other terms and conditions of any Option. In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise. No Option may be exercisable for a period of more than ten (10) years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, for a period of more than five (5) years following the date of grant of the ISO).

            (iii)    ISOs.    The terms of any ISO granted under the Plan shall comply in all respects with the provisions of section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or any subsidiary corporation of the Company. Except as otherwise provided in Section 9, no provision of the Plan relating to

    ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval of the Plan by the Company's stockholders. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other ISO (within the meaning of section 422 of the Code) of the Company or a parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISOs are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

          (c)    Stock Appreciation Rights.    The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

            (i)    Right to Payment.    An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

            (ii)    Rights Related to Options.    An SAR granted pursuant to an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Section 6(c)(ii)(B). That Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms of the Award agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:

              (A)  An SAR granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.

              (B)  Upon the exercise of an SAR related to an Option, a Participant shall be entitled to receive payment from the Company of an amount determined by multiplying:

                (1)   the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by

                (2)   the number of shares as to which that SAR has been exercised.

            (iii)    Right Without Option.    An SAR granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing the SAR, which Award agreement shall comply with the following provisions:

              (A)  Each Award agreement shall state the total number of shares of Stock to which the SAR relates.

              (B)  Each Award agreement shall state the time or periods in which the right to exercise the SAR or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the SAR shall vest at each such time or period.

              (C)  Each Award agreement shall state the date at which the SARs shall expire if not previously exercised.

              (D)  Each SAR shall entitle a Participant, upon exercise thereof, to receive payment of an amount determined by multiplying:

                (1)   the difference obtained by subtracting the Fair Market Value of a share of Stock on the date of grant of the SAR from the Fair Market Value of a share of Stock on the date of exercise of that SAR, by

                (2)   the number of shares as to which the SAR has been exercised.

            (iv)    Terms.    Except as otherwise provided herein, the Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Awards.

          (d)    Restricted Stock.    The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

            (i)    Grant and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of one or more performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hedged, hypothecated, margined or otherwise encumbered by the Participant.

            (ii)    Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

            (iii)    Dividends and Splits.    As a condition to the grant of an Award of Restricted Stock, the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under the Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock; provided, that, to the extent applicable, any such election shall comply with the Nonqualified Deferred Compensation Rules. Unless otherwise determined by the Committee and specified in the applicable Award agreement, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

          (e)    Restricted Stock Units.    The Committee is authorized to grant Restricted Stock Units to Eligible Persons, subject to the following terms and conditions:

            (i)    Award and Restrictions.    Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of one or more performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.

            (ii)    Dividend Equivalents.    Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Restricted Stock Units shall be either (A) paid with respect to such Restricted Stock Units on the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Units and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units.

            (iii)    Settlement.    Settlement of vested Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). Settlement of Restricted Stock Units shall be made by delivery of (A) a number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, (B) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock covered by such Restricted Stock Units, or (C) a combination thereof, as determined by the Committee at the date of grant or thereafter.

          (f)    Bonus Stock and Awards in Lieu of Obligations.    The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Company or any of its Subsidiaries in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

          (g)    Dividend Equivalents.    The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award other than an Award of Restricted Stock or a Stock Award). The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

          (h)    Other Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries of the Company. The Committee shall determine the terms and conditions of such other Stock-Based Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

          (i)    Substitute Awards; No Repricing.    Awards may be granted under the Plan in substitution for similar awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate of the Company. Such Substitute Awards referred to in the immediately preceding sentence that are Options or Stock Appreciation Rights may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules. Except as provided in this Section 6(i) or in Section 9, the terms of outstanding Awards may not be amended to reduce the Exercise Price or grant price of outstanding Options or SARs or to cancel outstanding Options and SARs in exchange for cash, other Awards or Options or SARs with an Exercise Price or grant price that is less than the Exercise Price or grant price of the original Options or SARs without the approval of the shareholders of the Company.

        7.    Certain Provisions Applicable to Awards.

          (a)    Termination of Employment.    Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the Company or any Subsidiary shall be specified in the agreement controlling such Award.

          (b)    Stand-Alone, Additional, Tandem, and Substitute Awards.    Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, or any of its Subsidiaries, or of any business entity to be acquired by the Company or any of its Subsidiaries, or any other right of an Eligible Person to receive payment from the Company or any of its Subsidiaries. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Awards under the Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any of its Subsidiaries, in which the value of Stock subject to the Award is equivalent in value to the cash compensation, or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered. Awards granted pursuant to the preceding sentence shall be designed, awarded and settled in a manner that does not result in additional taxes under the Nonqualified Deferred Compensation Rules.

          (c)    Term of Awards.    Except as specified herein, the term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under section 422 of the Code).

          (d)    Form and Timing of Payment under Awards; Deferrals.    Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or any of its Subsidiaries upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided, however, that any such deferred payment will be set forth in the agreement evidencing such Award and/or otherwise made in a manner that will not result in additional taxes under the Nonqualified Deferred Compensation Rules. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon the occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(c) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee and in compliance with the Nonqualified Deferred Compensation Rules. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company (to the extent such separate plan is required for compliances the Nonqualified Deferred Compensation Rules) and shall further be made pursuant to the Nonqualified Deferred Compensation Rules. The Plan shall not constitute an "employee benefit plan" for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

          (e)    Exemptions from Section 16(b) Liability.    It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of the Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b) of the Exchange Act.

          (f)    Non-Competition Agreement.    Each Participant to whom an Award is granted under the Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company or any of its Subsidiaries for a period after the termination of such Participant's employment with the Company and its Subsidiaries as determined by the Committee (a "Non-Competition Agreement"); provided, however, to the extent a legally binding right to an Award within the meaning of the Nonqualified Deferred Compensation Rules is created with respect to a Participant, the Non-Competition Agreement must be entered into by such Participant within 30 days following the creation of such legally binding right.

        8.    Performance Awards.    The right of an Eligible Person to receive a grant, and the right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee in its discretion (any such Award, a "Performance Award"). The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any such Performance Award subject to performance conditions, which may include one or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return, change in the Fair Market Value of the Stock, and earnings per share criteria): (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow from operations; (5) increase in cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income; (15) net income per share; (16) pretax earnings; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total stockholder return; (20) debt reduction; (21) market share; (22) change in the Fair Market Value of the Stock; (23) operating income; (24) enterprise value; (25) reserve volumes, present value of reserves, or PV-10; (26) top level production volumes; (27) finding and development costs or production costs per BOE; (28) net production (BOE/d); (29) lease operating expenses; (30) number of drilling locations; (31) any other goal selected by the Committee in its discretion (which, for the avoidance of doubt, may be objective or subjective), and (32) any of the above goals determined on a basic or adjusted basis, or on an absolute or relative basis, or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies.

        9.    Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

          (a)    Existence of Plans and Awards.    The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. In no event will any action taken by the Committee pursuant to this Section 9 result in the creation of deferred compensation within the meaning of the Nonqualified Deferred Compensation Rules.

          (b)    Subdivision or Consolidation of Shares.    The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:

              (i)  If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then, as appropriate, (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Sections 4 and 5 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

             (ii)  If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate, (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Sections 4 and 5 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

            (iii)  Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 9(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly provide each affected Participant with such notice.

            (iv)  Adjustments under Sections 9(b)(i) and 9(b)(ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

          (c)    Corporate Recapitalization.    If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization") without the occurrence of a Change in Control, the number and class of shares of Stock covered by an Option or an SAR theretofore granted shall be adjusted so that such Option or SAR shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Option or SAR and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the recapitalization.

          (d)    Additional Issuances.    Except as expressly provided herein, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.

          (e)    Change in Control.    Upon a Change in Control the Committee, acting in its sole discretion without the consent or approval of any holder, may effect one or more of the following alternatives, which may vary among individual holders and which may vary among Options or SARs (collectively "Grants") held by any individual holder: (i) accelerate the time at which Grants then outstanding may be exercised so that such Grants may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Grants and all rights of holders thereunder shall terminate, (ii) provide for a cash payment with respect to outstanding Grants by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Grants held by such holders (irrespective of whether such Grants are then vested or exercisable under the provisions of the Plan) as of a date, before or after such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Grants and pay to each holder an amount of cash (or other consideration including securities or other property) per share equal to the excess, if any, of the amount calculated in Section 9(f) (the "Change in Control Price") of the shares subject to such Grants over the Exercise Price(s) under such Grants for such shares (except that to the extent the Exercise Price under any such Grant is equal to or exceeds the Change in Control Price, in which case no amount shall be payable with respect to such Grant), or (iii) make such adjustments to Grants then outstanding as the Committee deems appropriate to reflect such Change in Control; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Grants then outstanding; provided, further, however, that the right to make such adjustments shall include, but not require or be limited to, the modification of Grants such that the holder of the Grant shall be entitled to purchase or receive (in lieu of the total number of shares of Stock as to which an Option or SAR is exercisable (the "Total Shares") or other consideration that the holder would otherwise be entitled to purchase or receive under the Grant (the "Total Consideration")), the number of shares of stock or other securities, or the amount of cash or property to which the Total Consideration relates that the holder would have been entitled to purchase or receive in connection with the Change in Control (A) (in the case of Options), at an aggregate exercise price equal to the exercise price that would have been payable if the Total Shares had been purchased upon the exercise of the Grant immediately before the consummation of the Change in Control and (B) in the case of SARs, if the SARs had been exercised immediately before the occurrence of the Change in Control.

          (f)    Change in Control Price.    The Change in Control Price shall equal the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 9(f), the Fair Market Value per share of the Stock that may otherwise be obtained with respect to such Grants or to which such Grants track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Grants. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 9(f) or in Section 9(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

          (g)    Impact of Corporate Events on Awards Generally.    In the event of a Change in Control or changes in the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization (including an extraordinary repurchase of Stock by the Company) occurring after the date of the grant of any Award and not otherwise provided for by this Section 9, any outstanding Awards and any Award agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee's discretion, be described in the Award agreement and may include, but not be limited to, adjustments as to the number and price of shares of Stock or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor Person, or the cash settlement of such Awards in exchange for the cancellation thereof. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

        10.    General Provisions.

          (a)    Transferability.

            (i)    Permitted Transferees.    The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Option or SAR, or authorize all or a portion of an Option or SAR to be granted to an Eligible Person to be on terms which permit transfer by such Participant; provided that, in either case the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, an individual sharing the Participant's household (other than a tenant or employee of the Company), a trust in which any of the foregoing individuals have more than fifty percent of the beneficial interest, a foundation in which any of the foregoing individuals (or the Participant) control the management of assets, and any other entity in which any of the foregoing individuals (or the Participant) owns more than fifty percent of the voting interests (collectively, "Permitted Transferees"); provided further that, (A) there may be no consideration for any such transfer and (B) subsequent transfers of Options or SARs transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Option or SAR and transfers to other Permitted Transferees of the original holder. Agreements evidencing Options or SARs with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 10(a)(i).

            (ii)    Qualified Domestic Relations Orders.    An Option, Stock Appreciation Right, Restricted Stock Unit Award, Restricted Stock Award or other Award may be transferred to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

            (iii)    Other Transfers.    Except as expressly permitted by Sections 10(a)(i) and 10(a)(ii), Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 10, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.

            (iv)    Effect of Transfer.    Following the transfer of any Award as contemplated by Sections 10(a)(i), 10(a)(ii) and 10(a)(iii), (A) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term "Participant" shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant or other transferee, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of the Plan and applicable law and (B) the provisions of the Award relating to exercisability shall continue to be applied with respect to the original Participant and, following the occurrence of any applicable events described therein the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

            (v)    Procedures and Restrictions.    Any Participant desiring to transfer an Award as permitted under Sections 10(a)(i), 10(a)(ii) or 10(a)(iii) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (A) it would give rise to short swing liability under section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state and foreign securities laws.

            (vi)    Registration.    To the extent the issuance to any Permitted Transferee of any shares of Stock issuable pursuant to Awards transferred as permitted in this Section 10(b) is not registered pursuant to the effective registration statement of the Company generally covering the shares to be issued pursuant to the Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such shares of Stock to any such transferee.

          (b)    Taxes.    The Company and any of its Subsidiaries are authorized to withhold from any Award granted, or any payment relating to an Award under the Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis, in the discretion of the Committee.

          (c)    Changes to the Plan and Awards.    The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan, including any increase in any share limitation, shall be subject to the approval of the Company's stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided, however, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 9 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

          (d)    Limitation on Rights Conferred under Plan.    Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Subsidiaries, (ii) interfering in any way with the right of the Company or any of its Subsidiaries to terminate any Eligible Person's or Participant's employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

          (e)    Unfunded Status of Awards; No Trust or Fund Created.    The Plan is intended to constitute an "unfunded" plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the

  Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.

          (f)    Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable Nothing contained in the Plan shall be construed to prevent the Company or any of its Subsidiaries from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Subsidiaries as a result of any such action.

          (g)    Fractional Shares.    No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

          (h)    Severability.    If any provision of the Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of the Plan or any Award agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code. With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to section 422 of the Code for all purposes of the Plan.

          (i)    Governing Law.    All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

          (j)    Conditions to Delivery of Stock.    Nothing herein or in any Award granted hereunder or any Award agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Stock that is acquired upon grant or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the Securities and Exchange Commission or any stock exchange upon which the Stock is then listed. At the time of any exercise of an Option or Stock

  Appreciation Right, or at the time of any grant of a Restricted Stock Award, Restricted Stock Unit, or other Award the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any Restricted Stock Award, Restricted Stock Unit or other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder's intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder's death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. No Option or Stock Appreciation Right shall be exercisable and no settlement of any Restricted Stock Award or Restricted Stock Unit shall occur with respect to a Participant unless and until the holder thereof shall have paid cash or property to, or performed services for, the Company or any of its Subsidiaries that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.

          (k)    Section 409A of the Code.    In the event that any Award granted pursuant to the Plan provides for a deferral of compensation within the meaning of the Nonqualified Deferred Compensation Rules, it is the general intention, but not the obligation, of the Company to design such Award to be exempt from or otherwise comply with the Nonqualified Deferred Compensation Rules and such Award should be interpreted accordingly.

          (l)    Clawback.    To the extent required by (i) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any Securities Exchange Commission rule or any applicable securities exchange listing standards and/or (ii) any policy that may be adopted by the Board, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to clawback to the extent necessary to comply with such law(s) and/or policy, which clawback may include forfeiture, repurchase and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards.

          (m)    Plan Effective Date and Term.    The Plan was adopted and established by the Board on March 28, 2019, and approved by the stockholders of the Company on May 15, 2019. Awards other than Options may be granted (or in the case of Options, may become exercisable) under this Plan no earlier than the effectiveness of the filing of a registration statement on Form S-8 for the offer, sale, and delivery of Stock under the Plan, and no Awards may be granted under the Plan on or after May 15, 2029 which is the tenth anniversary of the Effective Date. For the avoidance of doubt, any Awards granted under the 2016 Long Term Incentive Plan as in effect immediately prior to the Effective Date shall continue in full force and effect, including that the adoption of this Plan shall not affect the terms or conditions of any such Awards intended to constitute "performance-based compensation" within the meaning of section 162(m) of the Code as in effect prior to its amendment by the Tax Cuts and Jobs Act, P.L. 115-97.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. EXTRACTION OIL & GAS, INC. 370 17TH STREET, SUITE 5300 DENVER, CO 80202 During The Meeting - Go to www.virtualshareholdermeeting.com/XOG2019 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E70588-P18594 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. EXTRACTION OIL & GAS, INC The Board of Directors recommends you vote FOR the election of the following directors: For Withhold AllAll For AllTo withhold authority to vote for any individual Exceptnominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) Mark A. Erickson 02) Donald L. Evans 03) Peter A. Leidel For Against Abstain The Board of Directors recommends you vote FOR Proposals 2, 3 and 4. ! ! ! ! ! ! ! ! ! 2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for 2019. 3. To approve the amendment and restatement of our 2016 Long Term Incentive Plan, including to increase shares reserved for issuance. 4. To approve, on a non-binding advisory basis, the compensation of the Company's Named Executive Officers for the fiscal year ended December 31, 2018. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E70589-P18594 EXTRACTION OIL & GAS, INC. Annual Meeting of Stockholders May 15, 2019, 8:30 AM MDT This proxy is solicited by the Board of Directors The undersigned hereby appoints Russell T. Kelley, Jr. and Eric J. Christ, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on this proxy, all of the shares of Common Stock of EXTRACTION OIL & GAS, INC. held of record by the undersigned on the record date, March 18, 2019, at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 15, 2019 at 8:30 AM, MDT, and any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the election of each of the nominees in Item 1 and FOR Items 2, 3 and 4. In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: